NORTHWESTERN PENSION PLAN

               (Amended and Restated Effective as of January 1, 2000)

                       Northwestern Pension Plan
        (Amended and Restated Effective as of January 1, 2000)

Contents


Section   Page

Article I.  The Plan     1
     1.1  Establishment and Amendment of the Plan 1
     1.2  Applicability of the Plan     1
     1.3  Purpose of the Plan 1

Article II.  Definitions 2
     2.1  'Accrued Benefit'   2
     2.2  'Actuarial Equivalent'   2
     2.3  'Affiliate'    2
     2.4  'Annuity Starting Date'  3
     2.5  'Applicable Interest Rate'    3
     2.6  'Applicable Mortality Table'  3
     2.7  'Beneficiary'  3
     2.8  'Attained Age' 3
     2.9  'Cash Balance Participant'    3
     2.10 'Code'    3
     2.11 'Company' 3
     2.12 'Compensation' 3
     2.13 'Contract'     4
     2.14 'Covered Compensation'   4
     2.15 'Employee'     4
     2.16 'Employer'     4
     2.17 'ERISA'   4
     2.18 'Final Average Compensation'  4
     2.19 'Highly Compensated Employee' 4
     2.20 'Hour of Service'   5
     2.21 'Independent Contractor' 7
     2.22 'Insurer' 7
     2.23 'Normal Retirement Age'  7
     2.24 'Nonresident Alien' 7
     2.25 'One-Year Break in Service'   8
     2.26 'Participant'  8
     2.27 'Pension Benefit'   8
     2.28 'Plan'    8
     2.29 'Plan Year'    8
     2.30 'Retirement Annuity'     8
     2.31 'Retirement Date'   8
     2.32 'Service' 8
     2.33 'Service Break'     9
     2.34 'Social Security Retirement Age'   10
     2.35 'Spouse'  10
     2.36 'Supervisory Committee'  10
     2.37 'Taxable Wage Base' 11
     2.38 'Termination Date'  11
     2.39 'Traditional Participant'     11
     2.40 'Trust'   11
     2.41 'Trust Fund'   11
     2.42 'Trustee' 11
     2.43 'Vested Benefit Percentage'   11
     2.44 'Year of Service'   12

Article III.  Participation in the Plan 13
     3.1  Traditional Participant  13
     3.2  Cash Balance Participant 13
     3.3  Eligibility Requirements For New Hires  13
     3.4  Participation Following Service Break   14
     3.5  Leased Employees    14

Article IV.  Former Contributions of Participants 15
     4.1  Former Contributions of Participants    15

Article V.  Retirement Dates  16
     5.1  Normal Retirement Date   16
     5.2  Early Retirement Date    16
     5.3  Late Retirement Date     16
     5.4  Disability Retirement Date    16

Article VI.  Traditional Pension Benefit     17
     6.1  Traditional Accrued Benefit   17
     6.2  Traditional Pension Benefit   17
     6.3  Traditional Disability Benefit     20
     6.4  Traditional Vested Benefit    21
     6.5  Forfeiture of Traditional Benefits 22
     6.6  Traditional Preretirement Survivor Annuity   23

Article VII.  Cash Balance Pension Benefit   25
     7.1  Cash Balance Accrued Benefit  25
     7.2  Opening Balance     25
     7.3  Pay Credits    26
     7.4  Interest Credits    29
     7.5  Normal Cash Balance Pension Benefit     30
     7.6  Early Retirement Cash Balance Pension Benefit     30
     7.7  Postponed Retirement Cash Balance Pension Benefit 30
     7.8  Disability Cash Balance Pension Benefit 31
     7.9  Termination of Vested Cash Balance Participant    32
     7.10 Death Benefits 33

Article VIII.  Maximum Plan Benefits    35
     8.1  General Limitation  35
     8.2  Early Commencement  35
     8.3  Less than Ten Years of Service     35
     8.4  Non-Single Life Annuity  36
     8.5  Non-Applicability   36

Article IX.  Payment of Benefits   37
     9.1  Normal and Optional Forms of Benefit    37
     9.2  Cashout   40
     9.3  Direct Rollovers of Eligible Distributions   41
     9.4  Distribution Rules  42

Article X.  Administration    45
     10.1 Misstatement   45
     10.2 Determinations by the Supervisory Committee  45
     10.3 Participant's Responsibilities     45
     10.4 Claims Procedure    45
     10.5 Claims Review Procedure  46
     10.6 Plan Qualification  46
     10.7 Indemnity of Supervisory Committee Members   46

Article XI.  Financing the Plan    47
     11.1 Financing the Plan  47
     11.2 Nonreversion   47

Article XII.  Amendment and Termination 48
     12.1 Amendment to the Plan    48
     12.2 Termination of the Plan  48
     12.3 Restriction on Benefits on Early Termination 49

Article XIII.  Facility of Payment 52
     13.1 Facility of Payment 52

Article XIV.  Assignment of Benefits    53
     14.1 Assignment of Benefits   53

Article XV.  Beneficiary 54
     15.1 Designating a Beneficiary     54
     15.2 Nonspouse Beneficiary    54
     15.3 Plan Designations   54
     15.4 Interpretations     54

Article XVI.  Miscellaneous   56
     16.1 Gender    56
     16.2 Titles    56
     16.3 Governing Law  56

Article XVII.  Top-Heavy Provisions     57
     17.1 Application of Top-Heavy Provisions     57
     17.2 Definitions    57
     17.3 Vesting Requirements     59
     17.4 Minimum Accrual Formula  59
     17.5 Collective Bargaining Agreements   60

Article XVIII.  USERRA   61

Article I.  The Plan

1.1  Establishment and Amendment of the Plan

NorthWestern Corporation (the 'Company') presently maintains a defined benefit pension plan known as the 'NorthWestern Pension Plan' (the 'Plan') for the benefit of its eligible Employees and the eligible Employees of its participating Affiliates. The Plan was established effective as of October 1, 1940 and has been amended and restated from time to time. The Plan is hereby amended and restated as set forth herein, effective as of January 1, 2000.


1.2  Applicability of the Plan

The provisions of the Plan as set forth herein are applicable only to the eligible Employees of an Employer in current employment on or after January 1, 2000, except as specifically provided herein. Except as so provided, the rights of any person whose employment terminated prior to January 1, 2000, to receive benefits, if any, under the Plan, and the amount of and conditions under which such benefits shall be payable, shall be determined in accordance with the provisions of the Plan as may have been applicable to such former Employee as in effect on the date of his termination of employment.


1.3  Purpose of the Plan

The purpose of the Plan is to provide retirement income for Participants.

Article II.  Definitions


2.1  'Accrued Benefit'  means a Traditional Participant's Accrued
     Benefit as defined in section 6.1, and a Cash Balance
     Participant's Accrued Benefit as defined in Section 7.1.

     Notwithstanding any other provisions in the Plan, the Accrued Benefit of each section 401(a)(17) Employee on any determination date after December 31, 1993 shall be not less than the greater of -

          (1)  the sum of -

                    (A) the Employee's Accrued Benefit as of December 31, 1993, frozen in accordance with the Treasury regulations Section 1.401(a)(4)-13, and

                    (B) the Employee's Accrued Benefit determined under the benefit formula applicable on such determination date, as applied to Years of Service credited to the Employee for Plan Years beginning on or after January 1, 1994 for purposes of benefit accruals; or

          (2) the Employee's Accrued Benefit determined under the benefit formula applicable on such determination date, as applied to all Years of Service credited to the Employee for purposes of benefit accruals.

     A Section 401(a)(17) Employee means an Employee whose current Accrued Benefit on or after January 1, 1994 is based on Compensation for a Plan Year beginning prior to January 1, 1994, that exceed $150,000.

2.2 'Actuarial Equivalent' shall mean any one of two or more benefits of equivalent value as determined actuarially on the basis of the Applicable Interest Rate and Applicable Mortality Table.

2.3  'Affiliate'  means-

     (A) any corporation while it is a member of the same 'controlled group' of corporations (within the meaning of Code Section 414(b)) as the Company;

     (B) any other trade or business (whether or not incorporated) while it is under 'common control' (within the meaning of Code Section 414(c)) with the Company;

     (C) any organization during any period in which it (along with the Company) is a member of an 'affiliated service group' (within the meaning of Code Section 414(m)); or

     (D) any other entity during any period in which it is required to be aggregated with the Company under Code Section 414(o).

2.4 'Annuity Starting Date' means the first day of the first month for which a Plan benefit is paid or commences under Section 9.4.

2.5 'Applicable Interest Rate' for each Plan Year means the annual rate of interest on 30-year Treasury securities for the month of November immediately preceding the first day of such Plan Year.

2.6 'Applicable Mortality Table' means the mortality table defined in Code Section 417(e)(3)(A)(ii)(I) or any successor Section and regulations and rulings issued thereunder.

2.7 'Beneficiary' means any person designated by a Participant pursuant to Article XIV to receive a benefit under the Plan in the event of the Participant's death.

2.8 'Attained Age' means, at the time any determination is being made, a Cash Balance Participant's age in whole years and a fractional year as of the date such determination is made. The fractional year shall be calculated by using the number of days in such fractional year as the numerator and 365 as the denominator.

2.9 'Cash Balance Participant' means a Participant deemed to be a Cash Balance Participant pursuant to Section 3.2.

2.10 'Code'  means the Internal Revenue Code of 1986, as amended.

2.11 'Company' means NorthWestern Corporation, a Delaware corporation.

2.12 'Compensation' means compensation for Service rendered, excluding overtime pay, shift differentials, commissions and bonuses.

     In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $200,000 adjusted for changes in the cost of living as provided in Section 415(d) of the Internal Revenue Code for any Plan Year commencing after December 31, 1988. However, the Accrued Benefit determined in accordance with this provision shall not be less than the Accrued Benefit determined on January 1, 1989 without regard to this provision.

     With respect to all benefits accruing on or after January 1, 1994, the Compensation of each Participant that may be taken into account under the Plan shall not exceed the first $150,000 of a Participant's Compensation (as adjusted in accordance with Code section 401(a)(17) and Regulations thereunder). However, a Participant's Accrued Benefit determined in accordance with this limitation shall not be less than the Accrued Benefit determined as of December 31, 1993.

     In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6)) shall apply, except in applying such rules, the term 'family' shall include only the Participant's spouse and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. For Plan Years commencing on or after January 1, 1997, the family aggregation provisions of Section 414(q)(6) of the Code shall cease to be applicable to the determination of this limitation.

2.13 'Contract' means Group Annuity Contract No. 15 GAC issued by the Insurer to the Employer. The Contract was terminated, and effective May 5, 1993, the Trust was established.

2.14 'Covered Compensation' means for each Participant the average of the taxable wage base in effect under the Social Security Act for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains Social Security Retirement Age. In the case of a Participant who continues employment with an Employer in a Plan Year commencing after the calendar year in which the Participant attains Social Security Retirement Age, the Participant's Covered Compensation for such Plan Year shall be equal to the Participant's Covered Compensation for the Plan Year in which the Participant attains Social Security Retirement Age. A Participant's Covered Compensation shall be automatically adjusted for each Plan Year.

2.15 'Employee'  means an individual employed by the Employer;
     provided, however, that 'Employee' does not include any Leased Employees, Independent Contractors, or Nonresident Aliens.

2.16 'Employer' means the Company and any Affiliate which has adopted the Plan.

2.17 'ERISA' means the Employee Retirement Income Security Act of 1974 as it may be amended from time to time.

2.18 'Final Average Compensation' means the average of a Participant's Compensation in the 60 consecutive calendar months in which he received his highest Compensation during the 120-month period immediately preceding the earlier of (i) his Termination Date, or (ii) his Retirement Date. Notwithstanding the foregoing, for purposes of determining an Opening Balance Benefit under Section 7.2, the 120-month period shall end on December 31, 1999. If a Participant has not earned Compensation for 60 consecutive months, 'Final Average Compensation' means the average of the Participant's monthly Compensation for the longest consecutive period during which he earned Compensation.

2.19 'Highly Compensated Employee' means any Employee who (a) during the current Plan Year or the preceding Plan Year was at any time a five percent (5%) owner of the Company, as defined in Section 416(i)(1)(B)(i) of the Code; or (b) during the preceding Plan Year received Compensation from the Company in excess of $85,000 (or such greater amount provided by the Secretary of the Treasury pursuant to Section 414(q) of the Code), and was in the top paid group of Employees for such Plan Year. An Employee is in the 'top paid group' for a Plan Year if he is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such Plan Year.

     In determining who is a Highly Compensated Employee, the following rules shall apply:

     (A) For purposes of determining the number of Employees in the top paid group, the following Employees are excluded:

          (1)  Employees who have not completed six months of Service;

          (2) Employees who normally work less than 17-1/2 hours per week;

          (3) Employees who normally work not more than 6 months during any Plan Year;

          (4)  Employees who have not attained age 21; and

          (5)  to the extent allowable under Treasury Regulation
               Section 1.414(q)-1T, Employees covered by a collective bargaining agreement between employee representatives and the Company.

     (B) As required by Section 414(q)(6) of the Code and the regulations thereunder, a Highly Compensated Employee shall include a former Employee if (i) such Employee was a Highly Compensated Employee when such Employee separated from service, or (ii) such Employee was a Highly Compensated Employee at any time after attaining age 55.

     (C) The provisions of Section 414(q) of the Code shall apply in determining whether an Employee is a Highly Compensated Employee. The Company for any Plan Year may elect to identify Highly Compensated Employees based upon the current Plan Year to the extent permitted by Section 414(q) of the Code and Regulations issued thereunder.

2.20 'Hour of Service'  means-

     (A) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties. Such hours shall be credited to the Employee for the computation period, or periods in which the duties are performed; and

     (B) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, subject to a maximum of 501 hours on account of any single continuous period during which the Employee performs no duties, whether or not such period occurs in a single computation period. Such hours shall be determined in accordance with regulations issued by the Secretary of Labor, and shall be credited to the Employee for the computation period or periods in which payment is made or amounts payable to the Employee become due; and

     (C) Each other hour not included in (1) or (2) above for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. Such hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains and not that in which the award, agreement or payment is made.

     (D) Solely for purposes of determining whether a One-Year Break in Service for participation and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. No more than 501 Hours of Service shall be credited under this paragraph for any such absence.

          The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or in all other cases, in the following computation period as defined in Code Sections 410 and 411.

               For purposes of this paragraph, an absence from work by reason of maternity or paternity means an absence-

          (1)  by reason of pregnancy of the individual,

          (2)  by reason of the birth of a child of the individual,

          (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

          (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          This paragraph shall not apply to an Employee unless such individual furnishes the Supervisory Committee such timely information as the Supervisory Committee may require to establish that an absence is by reason of maternity or paternity and to verify the length of the period for such absence.

     (E) Pursuant to Article XVIII, any period of absence from active employment with the Company prior to the Employee's Normal Retirement Date due to his service in the uniformed services (as that term is defined in the Uniformed Services Employment and Reemployment Rights Act of 1994 (`USERRA')) for a period during which the Employee's reemployment rights are guaranteed by USERRA, shall not count as a Break in Service and shall be considered as Service for vesting purposes, provided the Employee is reemployed by the Company under the terms of Section 4312 of USERRA.

2.21 'Independent Contractor' means any person who is engaged as an independent contractor pursuant to a contract or agreement between such person and an Employer that designates him as an independent contractor, or otherwise contemplates or implies that he will function as an independent contractor. Only individuals who are paid as Employees from the payroll of an Employer and treated by an Employer at all times as Employees shall be deemed Employees for purposes of the Plan, and no independent contractor shall be treated as an Employee under the Plan during the period he renders services to an Employer as an independent contractor. Any person retroactively or in any other way held or found to be a 'common law employee' shall not be eligible to participate in the Plan for any period during which he was not treated as an Employee by an Employer.

2.22 'Insurer'  means John Hancock Mutual Life Insurance Company,
     Boston, Massachusetts,  its successors and assigns.

2.23 'Normal Retirement Age'  means the date a Participant attains age
     65. For Plan Years beginning on and after January 1, 1988, if an Employee becomes a Participant after age 60, his Normal
     Retirement Age means the date which is five years subsequent to the date he first became a Participant.

     Upon attaining his Normal Retirement Age, a Traditional Participant shall have a nonforfeitable right to his Accrued Benefit if his Termination Date has not occurred and a Service Break is not then in effect with respect to him. The nonforfeitable rights, if any, of a Traditional Participant whose Termination Date has occurred or with respect to whom a Service Break is in effect, shall be determined in accordance with
     Section 6.4 of the Plan.

2.24 'Nonresident Alien' means any person who is a nonresident alien and who receives no earned income (within the meaning of Code
     Section 911(d)(2)) from an Employer that constitutes income from sources within the United States (within the meaning of Code
     Section 861(a)(3)).

2.25 'One-Year Break in Service' for purposes of eligibility and vesting means a Plan Year during which a Participant fails to complete more than 500 Hours of Service. For purposes of benefit accrual and calculation of Service as defined in Section 2.33, a One-Year Break in Service means a Period of Severance of at least twelve consecutive months. A One-Year Break in Service shall be deemed to commence on the first day of the Period of Severance and shall be deemed to end on the day in which the Employee again performs an Hour of Service for an Employer. A 'Period of Severance' means a continuous period of time during which an Employee is not employed by an Employer. Such a period shall begin on the earlier of: (i) the day on which the Employee quits, retires, is discharged or dies; or (ii) the first anniversary of the date on which the Employee separates from service with all Employers for any reason other than the reasons set forth in clause (i) above, such as vacation, holiday, sickness, disability, leave of absence or layoff. A Period of Severance shall end on the date on which an Employee again performs an Hour of Service for the Company.

2.26 'Participant' means each Employee who satisfies the eligibility requirements for participation in the Plan. The term 'Participant' encompasses each Traditional Participant and each Cash Balance Participant. A person shall continue to be a Participant after his employment ceases, for any reason, as long as benefits may become payable to him under the Plan.

2.27 'Pension Benefit' means the benefit available to a Cash Balance Participant and a Traditional Participant under the Plan.

2.28 'Plan' means the NorthWestern Pension Plan, as amended and restated effective January 1, 2000, and as further amended from time to time.

2.29 'Plan Year' means the 12-month period commencing on each January 1, and ending on the following December 31.

2.30 'Retirement Annuity' means the monthly annuity amount of Pension Benefit payable to a Participant or his Beneficiary.

2.31 'Retirement Date' means the date a Participant terminates employment with an Employer in accordance with Article V.

2.32 'Service' means the period of employment of a Participant, expressed in whole years and a fractional year. The fractional year shall be calculated by using the number of days in the fractional year as the numerator and 365 as the denominator.

     Service for purposes of this Section shall be calculated to include or exclude the following:

          (a)  Service shall include any period for which a Past
          Service Annuity was purchased with respect to the Participant prior to December 31, 1973;

          (b) If a Participant's employment with an Employer terminates and he is reemployed by an Employer before he incurs a One-Year Break in Service, his Service shall include the period of absence from employment, as if such absence had not occurred;

          (c) If a Participant's employment with an Employer terminates and he is not reemployed by an Employer before he incurs a One-Year Break in Service, his Service shall not include the period of One-Year Break in Service;

          (d) If a Participant is reemployed by an Employer, his Service shall not include Years of Service completed prior to the One-Year Break in Service until he has completed one Year of Service commencing on his date of reemployment and unless he meets the conditions described in paragraphs (f) and (g) next below;

          (e) If a Participant has a One-Year Break in Service and is reemployed by an Employer, his Service shall include the years of Service to his credit at the time the One-Year Break in Service began, unless he did not have any nonforfeitable right to the Accrued Benefit derived from Employer contributions prior to such One-Year Break in Service and if the number of consecutive One-Year Breaks in Service in such period equals or exceeds the greater of (i) five or (ii) the number of years of Service to his credit at the beginning of such a One-Year Break in Service. Such aggregate number of years of Service will not include any years of Service disregarded under the preceding sentence by reason of prior One-Year Breaks in Service;

          (f) If a Participant has a One-Year Break in Service, receives a distribution from the Plan as a result of his termination from employment with an Employer, and is later reemployed by an Employer, his years of Service with respect to which he received a distribution will not be included in the calculation of his Accrued Benefit. Notwithstanding the foregoing, years of Service for which a Participant received a distribution shall be included in the calculation of his Traditional or Cash Balance Normal Retirement Benefit, if the Participant repays to the Plan the full amount of the distribution received pursuant to Section 411(a)(7)(C) of the Code and interest on such amount calculated pursuant to
          Section 411(c)(2)(C) of the Code.

2.33 'Service Break' means a period which begins on the first day of any One-Year Break in Service and continues until the day, if ever, on which the Participant resumes active participation in the Plan in accordance with Article III of the Plan.

2.34 'Social Security Retirement Age' means the age used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

     The following schedule will apply to determine the Social
     Security Retirement Age of any Plan Participant:

     (A)  Age 65 for Plan Participants born prior to 1938.

          (B) Age 66 for Plan Participants born between 1938 and 1954 inclusive.

     (C)  Age 67 for Plan Participants born after 1954.

2.35 'Spouse' means the person who is legally married to a Participant throughout the one-year period ending on the earlier of the date on which Pension Benefit payments to the Participant commence or the date of such Participant's death. For purposes of the preceding sentence, if a Participant marries a person within the one-year period preceding the date on which Pension Benefit payments to him commence, and the Participant remains married to such person for at least one-year period ending on or before the date of the Participant's death, then the Participant and such person will be treated as having been married throughout the one-year period ending on the date Pension Benefit payments to the Participant commence.

2.36 'Supervisory Committee' means the committee responsible for the general administration and operation of the Plan and the performance of other fiduciary responsibilities of the Company under the Plan. The Supervisory Committee shall be the 'named fiduciary' within the meaning of Section 402(a) of ERISA. The Supervisory Committee shall consist of such members as may be determined and appointed from time to time by the Chief Executive Officer of the Company, and who shall serve at the pleasure of said Chief Executive Officer. Members of the Committee shall serve without compensation, but their reasonable expenses shall
     be an expense of the administration of the Plan.   The Committee
     may elect such officers as the Committee may decide upon. If a Secretary of the Committee is elected, such Secretary need not be a member of the Committee. The Committee shall, subject to the provisions of Article VIII-

     (A) establish rules for the functioning of the Committee including the times and place for holding meetings, the notices to be given in respect of such meetings, and the number of members who shall constitute a quorum for the transaction of business;

     (B) determine from the records of the Employer the compensation, service records, status and other facts regarding
          Participants and other Employees;

     (C) prescribe forms to be used for applications for participation, distributions, withdrawals, notifications, etc., as may be required in the administration of the Plan;

     (D) set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of the Plan;

     (E) perform all other acts reasonably necessary for administering the Plan and carrying out its provisions and performing the duties imposed on it by the Employer;

     (F) resolve all questions of administration of the Plan not specifically referred to in this Section; and

     (G)  dispose of claims arising under this Plan.

     The Committee may delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or Employees, such functions assigned to the Committee hereunder as it may from time to time deem advisable.

2.37 'Taxable Wage Base' means the taxable wage base for a Cash Balance Participant in effect for the Plan Year ending on or including the Contribution Date applicable to such Participant for purposes of the federal Social Security Act as in effect for that Year.

2.38 'Termination Date' means the date on which a Participant's employment with the Employer is terminated other than by death or attainment of a Retirement Date, provided that a One-Year Break in Service will not be deemed to have occurred until the end of the Plan Year in which the Participant fails to complete more than 500 Hours of Service.

2.39 'Traditional Participant' means a Participant deemed to be a Traditional Participant pursuant to Section 3.1.

2.40 'Trust' means the agreement entered into between the Company and the Trustee to hold and administer the Trust Fund.

2.41 'Trust Fund' means the cash and other properties held and administered in accordance with the provisions of the Trust.

2.42 'Trustee' means the individual, individuals or corporation appointed by the Board to administer the Trust, and any duly appointed successor thereto.

2.43 'Vested Benefit Percentage' means the percentage determined pursuant to Section 6.4 or subsection 7.9(f), as applicable.

2.44 'Year of Service' means any Plan Year in which a Participant completes at least 1000 Hours of Service.

     In the case of a Participant who does not have any nonforfeitable right to an Accrued Benefit derived from employer contributions, Years of Service before a period of consecutive One-Year Breaks in Service will not be taken into account in computing Service for the purposes of determining eligibility to participate in the Plan under Section 3.3 or determining a Traditional
     Participant's Vested Benefit Percentage under Section 6.4, if the number of consecutive One-Year Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.

Article III.  Participation in the Plan


3.1  Traditional Participant

Each Participant who is an Employee on December 31, 1999, shall become a Traditional Participant on the later to occur of (i) January 1, 2000, and (ii) the date he satisfies the eligibility requirements set forth in Section 3.3, if (i) he affirmatively and irrevocably elected to become a Traditional Participant on or before December 31, 1999, in accordance with election procedures established by the Company, or
(ii) he did not affirmatively and irrevocably elect to become either a Traditional Participant or a Cash Balance Participant on or before December 31, 1999.


3.2  Cash Balance Participant

A Participant shall become a Cash Balance Participant as follows:

     (a) Each person who is an Employee on December 31, 1999, shall become a Cash Balance Participant on the later to occur of
          (i) January 1, 2000, and (ii) the date he satisfies the eligibility requirements set forth in Section 3.3, if he affirmatively and irrevocably elected to become a Cash Balance Participant on or before December 31, 1999, in accordance with election procedures established by the Company.

     (b) Each Employee hired or rehired after December 31, 1999, shall become a Cash Balance Participant upon satisfying the applicable eligibility requirements set forth in Sections
          3.3 or 3.4.


3.3  Eligibility Requirements For New Hires

An Employee who was not employed by an Employer on December 31, 1999, shall become a Cash Balance Participant in the Plan on the first day of the month coincident with or next following the date the following eligibility requirements are met:

(a) He must have completed at least 1000 Hours of Service during an eligibility computation period.

     The initial eligibility computation period for such an Employee is the twelve-month period commencing on the day he first performs an Hour of Service. Subsequent eligibility computation periods are the successive Plan Years commencing with the Plan Year which begins during the initial eligibility computation period.

(b)  He must have attained his twenty-first birthday.

3.4  Participation Following Service Break

          (a)  Subject to the provisions of Section 6.2(e) or
          Section 7.7, as applicable, if any Participant or former Participant shall be reemployed by an Employer before a One-Year Break in Service occurs, he shall be a Participant from the date of his first hour of Service following his reemployment;

     (b) Subject to the provisions of Section 6.2(e) or Section 7.7, as applicable, if any Participant or former Participant completes one Year of Service for eligibility purposes following his reemployment by an Employer after incurring a One-Year Break in Service, he shall participate in the Plan retroactively from the date of his first Hour of Service following such reemployment; and

     (c) Subject to the provisions of Section 6.2(e) or Section 7.7, as applicable, if a Participant or former Participant completes a Year of Service after incurring a One-Year Break in Service but not terminating his employment, he shall participate in the Plan retroactively to the date he again becomes an Employee once he completes one Year of Service following the date he again became an Eligible Employee.


3.5  Leased Employees

A person who is not an Employee of an Employer or nonparticipating Affiliate but who performs services for an Employer or a nonparticipating Affiliate pursuant to an agreement between an Employer or a nonparticipating Affiliate and a leasing organization shall be considered a 'Leased Employee' after such person performs such services on a substantially full-time basis for at least 12 months and the services are performed under the primary direction or control of an Employer. A person who is considered a Leased Employee of an Employer or a nonparticipating Affiliate shall not be considered an Employee for purposes of participating in the Plan or receiving any contribution or benefit under the Plan. If a Leased Employee subsequently becomes an Employee, and thereafter participates in the Plan, he shall be given credit for Hours of Service and Years of Service for his period of employment as a Leased Employee, except to the extent that the requirements of Section 414(n)(5) of the Code were satisfied with respect to such Employee while he was a Leased Employee. Notwithstanding the preceding provisions of this Section, a Leased Employee shall be treated as an Employee for purposes of applying the requirements described in Section 414(n)(3) of the Code and for purposes of determining the number and identity of Highly Compensated Employees.

Article IV.  Former Contributions of Participants


4.1  Former Contributions of Participants

Effective December 31, 1986 the accumulated employee contributions with interest credited under the Plan as in effect prior to 1987 (the 'Prior Plan') through December 31, 1986 were refunded to each Participant who had not commenced receiving annuity payments on or prior to December 31, 1986. The refunds of employee contributions were in lieu of all other benefits otherwise payable under the Prior Plan which were solely derived from such employee contributions, including any death benefit or cash surrender value. However, the refund event does not operate to diminish, reduce, or modify in any way Participants' Accrued Benefits which were derived from both Employer and Employee Contributions prior to the beginning of the 1987 Plan year and which subsequent thereto are derived solely from Employer contributions.

Article V.  Retirement Dates


5.1  Normal Retirement Date

A Participant's Normal Retirement Date is the first day of the month coincident with or next following his Normal Retirement Age.


5.2  Early Retirement Date

A Participant's Early Retirement Date is the first day of any month, within the ten year period immediately preceding the Participant's Normal Retirement Age, specified by the Participant in a written notice to the Supervisory Committee. Such notice is to be filed with the Supervisory Committee at least 60 days prior to the Early Retirement Date specified in the notice.


5.3  Late Retirement Date

A Participant's Late Retirement Date is the first day of the month coincident with or next following the Participant's actual date of retirement after having reached his Normal Retirement Date, as specified by the Participant in a written notice to the Supervisory Committee.


5.4  Disability Retirement Date

A Participant's Disability Retirement Date is the first day of any month following the date that a Participant satisfies the following requirements, as determined by the Supervisory Committee:

     (a) He must have been Totally Disabled as defined in Section 6.3 or subsection 7.8(f), as applicable, for a period of six months and must be eligible to receive total disability benefit payments under the Social Security Act;

     (b)  He must have attained his thirty-fifth birthday; and

          (c) He must have completed at least ten Years of Service (as defined in subsection 2.44).

Article VI.  Traditional Pension Benefit

The provisions of this Article VI shall apply only to Traditional
Participants.


6.1  Traditional Accrued Benefit

The Accrued Benefit of a Traditional Participant is a yearly amount of benefit in the form of a Life and Ten Year Period Certain Retirement Annuity commencing on his Annuity Starting Date and ceasing with the last payment due on the later of his date of death or the expiration of the guaranteed period, if applicable.

     The yearly amount of Accrued Benefit applicable to a Traditional Participant is equal to the product of (1) and (2) below:

     (1) the sum of 1.34 percent of (A) and 1.75 percent of (B) where-

          (A) is the Final Average Compensation up to the Covered Compensation base of the Traditional Participant, and

          (B) is the Final Average Compensation in excess of the Covered Compensation base of the Traditional
               Participant.

     (2) The number of years and months of Service completed by the Traditional Participant. Service for purposes of this
          Section 6.1 shall be calculated as provided in Section 2.32.

Notwithstanding any provision to the contrary, in no event shall the Traditional Accrued Benefit under this Section 6.1 be less than the largest Early Retirement benefit the Traditional Participant would have been entitled to receive under subsection 6.2(c) below by retiring on an Early Retirement Date.


6.2  Traditional Pension Benefit

(a) General. The Pension Benefit for a Traditional Participant whose Termination Date has not occurred, and with respect to whom a Service Break is not in effect, is in the form of a ten years certain and continuous Retirement Annuity payable for the lifetime of the Traditional Participant and the remaining guaranteed period, if applicable, commencing on his Retirement Date and ceasing with the last payment due on or prior to his date of death, unless the Qualified Joint and Survivor Annuity described in subsection 8.1(a) of the Plan or one of the other Optional Forms of Benefit described in subsection 9.1(c) is in effect with respect to him.

     (1) This Section is not applicable to a Traditional Participant who was receiving Retirement Annuity payments immediately prior to December 31, 1973 under the provisions of the Contract as it existed on December 30, 1973, or to a Traditional Participant whose Termination Date occurred prior to December 31, 1973.

     (2) The Accrued Benefit for a Traditional Participant who was covered under the Contract prior to December 31, 1973 shall not be less than the Cancelled Annuity described in paragraphs 3 and 4 below, multiplied by the appropriate Vested Benefit Percentage in the event his Termination Date occurs subsequent to December 31, 1973.

     (3)  The Cancelled Annuity with respect to a Traditional
          Participant or Contingent Annuitant covered under the Contract immediately prior to December 31, 1973 to whom Retirement Annuity payments were then being made is a yearly annuity equal to twelve times the monthly amount of Retirement Annuity then being paid to him.

     (4) The Cancelled Annuity with respect to a Traditional Participant covered under the Contract immediately prior to December 31, 1973 to whom Retirement Annuity payments were not then being made is a yearly annuity equal to the yearly amount of annuity previously purchased and in effect with respect to him on December 30, 1973.

(b)  Traditional Normal Retirement Benefit.  The yearly amount of
     Pension Benefit commencing on the Normal Retirement Date of a Traditional Participant who retires on his Normal Retirement Date is his Traditional Accrued Benefit.

(c)  Traditional Early Retirement Benefit.

     (1) A Traditional Participant who retires on or after his Early Retirement Date and prior to his Normal Retirement Date shall be entitled to receive a Traditional Pension Benefit, commencing on his Normal Retirement Date. The annual amount of such Traditional Pension Benefit shall be equal to the Traditional Participant's Accrued Benefit.

          A Traditional Participant eligible for an Early Retirement Traditional Pension Benefit may elect to have his Traditional Pension Benefit commence prior to his Normal Retirement Date on an Annuity Starting Date that is the first day of any month coincident with or following his Early Retirement Date.

     (2) A Traditional Participant who wishes to commence receiving his Traditional Pension Benefit prior to his Normal Retirement Date must file an application therefor with the Supervisory Committee not later than thirty (30) days prior to his Annuity Starting Date. Such application shall specify the Annuity Starting Date on which such Traditional Pension Benefit shall first be payable.

     (3) Nothing contained in the Plan shall be construed to require the payment of any Traditional Pension Benefit to any Traditional Participant for any month prior to the earlier of the month in which a Normal Retirement benefit would commence pursuant to subsection 6.2(b), or thirty (30) days subsequent to the receipt of an application for a Traditional Pension Benefit filed pursuant hereto.

     (4) The yearly amount of Pension Benefit applicable to a Traditional Participant whose Annuity Starting Date is an Early Retirement Date is an amount equal to his Traditional Accrued Benefit determined as of his Annuity Starting Date, reduced by 5/12 of one percent for each month that his Annuity Starting Date precedes the first day of the month coinciding with or next following the date he attains age 62.

(d)  Traditional Late Retirement Benefit.  The yearly amount of
     Pension Benefit applicable to a Traditional Participant whose retirement date is his late Retirement Date is an amount equal to the greater of (1) or (2) below:

     (1) A yearly amount of Pension Benefit which is determined in the same manner as the Traditional Participant's Accrued Benefit pursuant to Section 6.1 hereof and based on Compensation and Service applicable to the Traditional Participant through his Late Retirement Date.

     (2) A yearly amount of Pension Benefit which is the actuarial equivalent value of the amount of Pension Benefit accrued by the Traditional Participant through his Normal Retirement Date, when computed on the basis of the actuarial methods, factors and assumptions utilized under the Plan.

     A former Traditional Participant who is reemployed by the Employer or an Affiliate following an Early, Normal or Late Retirement Date and commencement of a Retirement Annuity, shall continue to receive payment of such Retirement Annuity for the duration of his period of reemployment and thereafter as provided by the terms of the Plan. In no event shall such former Participant receive benefits attributable to Service prior to his initial Retirement Date in an amount, or for a duration, less than the amount or duration that such former Traditional Participant would have received if he were not reemployed by the Employer or an Affiliate. Notwithstanding the above, if a Traditional Participant has, as of the end of any Plan Year, attained an Early, Normal or Late Retirement Date, and if distribution of benefits has commenced to the Traditional Participant as of the end of such Plan Year, any benefit accrual for such Plan Year required under this subsection 6.2(d) shall be reduced (but not below zero) by the actuarial equivalent of the total Retirement Annuity payments made to the Traditional Participant by the close of the Plan Year, in accordance with regulations prescribed by the Secretary of the Treasury.

(e) Traditional Deferred Vested Annuitant Benefit. Notwithstanding anything to the contrary in the foregoing provisions of this
     Article VI, effective as of January 1,1987, the Pension Benefit of each Participant whose Termination Date was prior to January 1, 1974, and who has a deferred Vested Benefit under the Plan as of December 31, 1986 shall be increased, commencing on the Normal Retirement Date of such Participant and shall be equal to the product of (1) and (2) below:

     (1) The sum of 1.25 percent of (A) and 1.75 percent of (B) where-

          (A) is the Final Average Compensation up to the Covered Compensation base of the Participant, and

          (B) is the Final Average Compensation in excess of the Covered Compensation base of the Participant;

          provided, however, that for purposes of this paragraph, Final Average Compensation shall not include Compensation received after the Participant's Normal Retirement Date.

     (2) The number of years and months of Service completed by the Participant up to his Normal Retirement Date, and during the period from the date on which he became an Employee until he became covered hereunder, counting each full month as one-twelfth of a year, and also including as Service any period for which a Past Service Annuity was purchased with respect to the Participant prior to December 31, 1973. Service for purposes of this Section shall be calculated as provided in
          Section 2.32.

     In no event shall such increased benefit be less than $10 per month.

(f) Additional Annuity for Certain Retirees Effective March 1, 1994. On March 1, 1994, Retirement Annuity payments for each Participant who was receiving such payments as of December 31, 1992 shall be increased by an amount equal to .8 percent (.008) of the monthly payment in effect for such Participant immediately prior to March 1, 1994 multiplied by the number of completed and partial years from such Participant's Retirement Date until January 1, 1994. In no event shall any increase in benefit pursuant to this provision be less than (1) $20 per month for a Participant who retired prior to January 1, 1983 or (2) $10 per month for a Participant who retired prior to January 1, 1993.


6.3  Traditional Disability Benefit

The Disability Benefit for a Traditional Participant who has incurred a Disability Retirement Date is an amount of Pension Benefit which shall be determined by the application of the imputed Compensation and Service established below, and which shall be payable to the Traditional Participant commencing on his Normal Retirement Date; provided, however, a Traditional Participant may elect to commence receipt of a Pension Benefit pursuant to this Section prior to his Normal Retirement Date on any date following the date he attains age 55.

The Final Average Compensation to be used in determining the Pension Benefit for a Traditional Participant will be computed as if the Traditional Participant had continued to receive Compensation after the date he became Totally Disabled, at the same rate of Compensation he was receiving on such date, and continuing to the earliest of (i) his Normal Retirement Date, (ii) the date he ceased to be Totally Disabled, or (iii) the date he elects to commence receipt of his Pension Benefit, if he elects to commence receipt of his Pension Benefit prior to his Normal Retirement Date.

The completed Service to be used in determining the Pension Benefit for the Traditional Participant on the date that such Benefit commences will be computed to include the period during which the Traditional Participant was Totally Disabled prior to such commencement date, as determined by the Supervisory Committee.

The words 'Totally Disabled' as used in this subsection mean that the Traditional Participant has incurred a 'Total Disability' as defined under the long-term disability plan maintained by the Company at the time of the determination. Determinations as to Total Disability shall be made by the Supervisory Committee, in its sole discretion.

If the Traditional Participant is still living upon attainment of his Normal Retirement Date or his earlier elected Annuity Starting Date, he will be entitled to commence receipt of a Traditional Normal Retirement Benefit. Such Benefit will be payable in a form provided under Article IX.

If a Totally Disabled Traditional Participant dies on or after his Disability Date but prior to his Normal Retirement Date, the Traditional Participant's surviving Spouse shall be entitled to receive the Traditional Preretirement Survivor Annuity described in
Section 6.6 if the requirements of Section 6.6(a) are satisfied.

If a Traditional Participant does not incur a Disability Date, no benefit shall be payable under this Section.


6.4  Traditional Vested Benefit

If a Traditional Participant's Termination Date has occurred or if a Service Break is in effect with respect to a Traditional Participant who has completed five or more Years of Service, such Traditional Participant shall have a Vested Benefit Percentage of 100% and shall be eligible to retire under the Plan and receive a Traditional Vested Benefit which shall equal his Traditional Accrued Benefit commencing on his Normal Retirement Date. A Traditional Participant may elect to have his Traditional Vested Benefit commence prior to his Normal Retirement Date on an Annuity Starting Date that is the first day of any month coincident with or following his Early Retirement Date. To elect such early commencement, a Traditional Participant must file an application therefor with the Supervisory Committee not later than thirty (30) days prior to his Annuity Starting Date. Such application shall specify the Annuity Starting Date on which such Traditional Vested Benefit shall first be payable.

The yearly amount of Traditional Vested Benefit applicable to a Traditional Participant whose Annuity Starting Date is an Early Retirement Date is an amount equal to his Traditional Accrued Benefit determined as of his Annuity Starting Date and reduced in accordance with Section 6.2(c) of the Plan. A Traditional Participant who has completed less than five Years of Service prior to his Termination Date shall have a Vested Benefit Percentage of zero and forfeit all of his benefits under the Plan as provided under Section 6.5.

The yearly amount of Traditional Vested Benefit applicable to a Traditional Participant on his Annuity Starting Date shall in no event be less than the yearly amount which would have been applicable to him if his Annuity Starting Date had occurred on any prior date on which he was eligible to retire in accordance with the Plan.

Notwithstanding the foregoing, a Traditional Participant shall be fully vested in his Traditional Accrued Benefit if a Termination Date or Service Break occurs on or after the date the Plan is terminated, or if the Plan is terminated with respect to a certain class or classes of Traditional Participants and the Traditional Participant is a member of the class of Traditional Participants to which the partial termination is applicable.


6.5  Forfeiture of Traditional Benefits

(a) A Traditional Participant will forfeit all his benefits under the Plan if-

     (1) his Termination Date occurs or a Service Break becomes effective with respect to him before he has completed five Years of Service, or

     (2) his death occurs before both his Retirement Date and his Normal Retirement Date and a Traditional Preretirement
          Survivor Annuity (under Section 6.6) is not payable with respect to him in accordance with the Plan, or

     (3) his death occurs on or after his Normal Retirement Date and before his actual Retirement Date has occurred and neither a Traditional Preretirement Survivor Annuity nor any form of benefit which provides for post-death benefit payments to a beneficiary or contingent annuitant is payable with respect to him in accordance with the Plan.

(b)  Notwithstanding subsection (a)-

          (1) a Traditional Participant's eligibility service and Vested Benefit Percentage shall be reinstated to the extent required by Section 2.44; and

     (2) a Traditional Participant's right to the Normal Retirement Benefit described in Section 6.2 will be considered nonforfeitable upon attainment of Normal Retirement Age provided he is an Employee on his Normal Retirement Age.


6.6  Traditional Preretirement Survivor Annuity

(a) If a Participant is vested in his Traditional Accrued Benefit and has a Spouse on the date of his death, then a 'Traditional Preretirement Survivor Annuity' shall be provided to the surviving Spouse of the Participant if he dies while in the employment of the Company or after termination of his employment but before his Annuity Starting Date. If the Participant dies before attaining his Early Retirement Date, the Traditional Preretirement Survivor Annuity payable to his surviving Spouse shall be a survivor annuity payable for the life of the Spouse under which the payments to the Spouse are equal to the amount that would have been payable to the Spouse as a survivor annuity if the Participant had terminated employment with the Company on the date he died, attained his Early Retirement Date, retired with an immediate 50% Joint and Survivor Annuity (as described in subsection 9.1(c)(1)(C) with the Spouse as Beneficiary, and died the next day. In the case of a Participant who dies after terminating his employment with the Company, the preceding sentence shall be applied without regard to the requirement that the Participant be treated as though he had terminated employment with the Company on the day he died. If the Participant dies after attaining his Early Retirement Date, then the Traditional Preretirement Survivor Annuity payable to his surviving Spouse shall be a survivor annuity payable for the life of the Spouse under which the payments to the Spouse are equal to the amount that would have been payable to the Spouse as a survivor annuity if the Participant had retired with an immediate 50% Joint and Survivor Annuity with the Spouse as Beneficiary on the day before his death. The Traditional Preretirement Survivor Annuity shall be reduced to reflect the early commencement of benefit payment as provided in Section 6.2(c). The Traditional Preretirement Survivor Annuity shall be payable to the surviving Spouse in equal monthly installments commencing on the later to occur of
     (i) the first day of the month following the date of death of the Traditional Participant and (ii) the first day of the month in which the Traditional Participant would have attained his Early Retirement Date, and shall terminate on the first day of the month in which the surviving Spouse dies. The surviving Spouse may elect to defer the commencement of payment of the Traditional Preretirement Survivor Annuity to an Annuity Starting Date not later than the date that the Traditional Participant would have attained his Normal Retirement Date, and if such deferral is elected, the amount of payments shall be reduced based on the elected Annuity Starting Date pursuant to Section 6.2(c), to reflect the early commencement of benefit payments.

(b) Notwithstanding the above, in no event will a Traditional Preretirement Survivor Annuity be less than the Pension Benefit or Traditional Vested Benefit accrued to December 31, 1999 and adjusted by the appropriate Traditional Early Retirement and Traditional Spouse's Benefit factors in effect on December 31, 1999.

(c) If a Traditional Participant shall die on or after the first to occur of his sixty-fifth birthday or the date of commencement of a Pension Benefit to him, payment shall be made to his surviving Spouse or Beneficiary in accordance with the form of payment elected by the Participant pursuant to Article IX (with the consent of the surviving Spouse if applicable), or if no such election is then in effect, to his surviving Spouse, if any, in the form of the survivor portion of a 50% Joint and Survivor Annuity pursuant to the terms of subsection 9.1(c)(1)(C).


Article VII.  Cash Balance Pension Benefit


7.1  Cash Balance Accrued Benefit

(a) Accrued Benefit. The Accrued Benefit of a Cash Balance Participant is a Single Life Annuity, commencing on the Cash Balance Participant's Normal Retirement Date, which is the Actuarial Equivalent of the Cash Balance Participant's Cash Account Balance as of the date of determination, increased by interest to the Cash Balance Participant's Normal Retirement Date, using the Applicable Interest Rate. The present value of a Cash Balance Participant's Accrued Benefit as of any determination date shall always equal the Cash Balance Participant's Cash Account Balance as of such date.

(b) Cash Account Balance. A Cash Balance Participant's Cash Account Balance shall consist of the sum of his (i) Opening Balance (as determined under Section 7.2), (ii) allocated Pay Credits (as determined under Section 7.3), and (iii) allocated Interest Credits (as determined under Section 7.4).

(c) Minimum Cash Balance Accrued Benefit. Notwithstanding anything to the contrary, the Accrued Benefit of a Cash Balance
     Participant shall not be less than the Accrued Benefit of such Participant under the Northwestern Pension Plan as in effect on December 31, 1999.


7.2  Opening Balance

(a) Calculation. 'Opening Balance' means the Actuarial Equivalent as of December 31, 1999, based on the Cash Balance Participant's then Attained Age and Service (as defined in Section 2.32) as of December 31, 1999, of a Cash Balance Participant's Opening Balance Benefit calculated based on (i) the Applicable Mortality Table on December 31, 1999 and (ii) an interest rate of 6.0%.

(b) Opening Balance Benefit 'Opening Balance Benefit' means, with respect to each Cash Balance Participant, an amount payable as a Life and Ten Year Period Certain Retirement Annuity commencing according to paragraph (c) below, where such amount, when expressed as a yearly benefit, equals the product of (1) and (2) below:

     (1)  the sum of 1.34 percent of (A) and 1.75 percent of (B) where
          -

          (A) is the Final Average Compensation up to the Covered Compensation base of the Cash Balance Participant, determined as of December 31, 1999, and

          (B) is the Final Average Compensation in excess of the Covered Compensation base of the Cash Balance
               Participant, as determined as of December 31, 1999.
     (2) The number of years and months of Service completed by the Cash Balance Participant as of December 31, 1999.

(c) Actuarial Equivalent. The Actuarial Equivalent of the Opening Balance Benefit determined pursuant to paragraphs (a) and (b) shall be determined as follows:

     (1) With respect to a Cash Balance Participant whose Attained Age and Service total less than 45 as of December 31, 1999, the Opening Balance Benefit shall be deemed to commence as of the later of (i) January 1, 2000, or (ii) the Cash Balance Participant's Normal Retirement Date.

     (2) With respect to a Cash Balance Participant whose Attained Age and Service total at least 45 but less than 80 on December 31, 1999, the Opening Balance Benefit shall be deemed to commence as of the later of (i) January 1, 2000, or (ii) the first day of the month coincident with or next following the date the Cash Balance Participant will attain age 62.

     (3) With respect to a Cash Balance Participant whose Attained Age and Service total more than 80 on December 31, 1999, the Opening Balance Benefit shall be deemed to commence on the later of (i) January 1, 2000, or (ii) the first day of the month coincident or next following the date the Cash Balance Participant will attain age 55; provided, however, that such Opening Balance Benefit shall be reduced by 5/12 of one percent for each month that such deemed commencement date precedes the first day of the month coinciding with or next following the date he will attain age 62.

(d) Minimum Opening Balance. Notwithstanding the foregoing, a Cash Balance Participant's Opening Balance shall not be less than the product of (i) four percent (4%), times (ii) his Compensation for the 1999 Plan Year, times (iii) his Service as of December 31, 1999.

     In the case of a Cash Balance Participant who terminated employment prior to January 1, 2000, and was rehired by an Employer after that date, the Opening Balance Benefit shall be based on (i) his Accrued Benefit under the Plan as of his Termination Date, (ii) his Attained Age as of his date of re-employment, and (iii) the actuarial assumptions set forth in subsection 7.2(a).


7.3  Pay Credits

(a) General. Pay Credits shall mean for each Contribution Date, a contribution allocated to the Cash Account of a Cash Balance Participant. Pursuant to the table set forth below, Pay Credits shall be credited to a Cash Balance Participant's Cash Account as of each Contribution Date based on a Cash Balance Participant's aggregate Attained Age and Service on December 31, 1999, and such Participant's Compensation paid with respect to the Plan Year that includes such Contribution Date. For purposes of applying the following table, any person who is not considered to be an Employee on December 31, 1999, but who is later hired or rehired by an Employer after such date, shall be deemed to have an aggregate Attained Age and Service totaling less than 45. Any Participant on or after January 1, 2000, who incurs a One-Year Break in Service, and who subsequently again becomes eligible to participate in the Plan, shall be deemed to have an aggregate Attained Age and Service equal to his aggregate Attained Age and Service on the date his One-Year Break in Service commenced.


    Aggregate of      Contribution as a Percent Contribution as a Percent
  Attained Age and     of Compensation Below      of Compensation Over
 Service on 12/31/99    the Taxable Wage Base    the Taxable Wage Base
-------------------- -------------------------  -------------------------
 less than 45                     3.0%                     6.0%
 more than 45 but less than 46    3.5%                     7.0%
 more than 46 but less than 47    3.6%                     7.2%
 more than 47 but less than 48    3.7%                     7.4%
 more than 48 but less than 49    3.8%                     7.6%
 more than 49 but less than 50    3.9%                     7.8%
 more than 50 but less than 51    4.0%                     8.0%
 more than 51 but less than 52    4.1%                     8.2%
 more than 52 but less than 53    4.2%                     8.4%
 more than 53 but less than 54    4.3%                     8.6%
 more than 54 but less than 55    4.4%                     8.8%
 more than 55 but less than 56    4.5%                     9.0%
 more than 56 but less than 57    4.6%                     9.2%
 more than 57 but less than 58    4.7%                     9.4%
 more than 58 but less than 59    4.8%                     9.6%
 more than 59 but less than 60    4.9%                     9.8%
 more than 60 but less than 61    5.0%                     10.0%
 more than 61 but less than 62    5.1%                     10.2%
 more than 62 but less than 63    5.2%                     10.4%
 more than 63 but less than 64    5.3%                     10.6%
 more than 64 but less than 65    5.4%                     10.8%
 more than 65 but less than 66    5.5%                     11.0%
 more than 66 but less than 67    5.6%                     11.2%
 more than 67 but less than 68    5.7%                     11.4%
 more than 68 but less than 69    5.8%                     11.6%
 more than 69 but less than 70    5.9%                     11.8%
 more than 70 but less than 71    6.0%                     12.0%
 more than 71 but less than 72    6.1%                     12.2%
 more than 72 but less than 73    6.2%                     12.4%
 more than 73 but less than 74    6.3%                     12.6%
 more than 74 but less than 75    6.4%                     12.8%
 more than 75 but less than 76    6.5%                     13.0%
 more than 76 but less than 77    6.6%                     13.2%
 more than 77 but less than 78    6.7%                     13.4%
 more than 78 but less than 79    6.8%                     13.6%
 more than 79 but less than 80    6.9%                     13.8%
 more than 80 but less than 81    7.0%                     14.0%
 more than 81 but less than 82    7.1%                     14.2%
 more than 82 but less than 83    7.2%                     14.4%
 more than 83 but less than 84    7.3%                     14.6%
 more than 84 but less than 85    7.4%                     14.8%
 more than 85                     7.5%                     15.0%


(b)  Contribution Date.  A Cash Balance Participant's
     Contribution Date shall be determined as follows:

     (1) Active Participants. The Contribution Date for each Cash Balance Participant who is (i) actively employed on the last day of the Plan Year or (ii) Totally Disabled pursuant to subsection 7.8(f), shall be the last day of the Plan Year.

     (2) Retired, Terminated Vested and Deceased Participants. The Contribution Date for each Cash Balance Participant who terminates employment during the Plan Year for any reason, including death, shall be such Participant's Retirement Date, his Termination Date, or his date of death, as the case may be.

     (3) Hours of Service Requirement. Notwithstanding the foregoing, no Cash Balance Participant who has not completed at least 1,000 Hours of Service during a Plan Year shall have a Contribution Date for such Plan Year, unless his employment terminates during such Plan Year because of death, Total Disability or attainment of a Retirement Date.

(c) Contribution Date for First Year of Eligibility. Notwithstanding any other provision of the Plan to the contrary, if a Cash Balance Participant does not have a Contribution Date during any Plan Year of employment because of his failure to meet the eligibility criteria for Plan participation set forth in Section 3.3, such Cash Balance Participant shall, if he is eligible for a Contribution Date during the first Plan Year of eligibility, receive a Pay Credit for such first Plan Year that is based on his Compensation for all of his Plan Years of employment.


7.4  Interest Credits

(a) General. As of the last day of each Plan Year, the Cash Account of each Participant shall be credited with an Interest Credit . 'Interest Credit' means the product of the Cash Balance Participant's Cash Account balance as of the close of the immediately preceding Plan Year, and the Investment Credit Percentage for that Plan Year.

(b) Investment Credit Percentage. 'Investment Credit Percentage' means the Applicable Interest Rate. In the case of a Cash Balance Participant who terminates employment and defers distribution of his Pension Benefit, the Investment Credit Percentage shall continue to be credited to the Cash Balance Participant's Cash Account Balance until his Annuity Starting Date. 'Applicable Interest Rate' for a partial Plan Year shall mean the annual rate of interest on 30-year Treasury securities for the month of November immediately preceding such partial Plan Year, multiplied by a fraction, the numerator of which is the number of completed months in such partial Plan Year, and the denominator of which is 12.


7.5  Normal Cash Balance Pension Benefit

A Cash Balance Participant who retires on his Normal Retirement Date shall be entitled to a Cash Balance Pension Benefit. The annual amount of such Cash Balance Pension Benefit shall be equal to the Cash Balance Participant's Accrued Benefit as determined on his Normal Retirement Date.


7.6  Early Retirement Cash Balance Pension Benefit

(a) A Cash Balance Participant who retires on or after his Early Retirement Date and prior to his Normal Retirement Date shall be entitled to receive a Cash Balance Pension Benefit, commencing on his Normal Retirement Date. The annual amount of such Cash Balance Pension Benefit shall be equal to the Cash Balance Participant's Accrued Benefit determined on his Normal Retirement Date.

     A Cash Balance Participant eligible for an Early Retirement Cash Balance Pension Benefit under this Section 7.6 may elect to have his Cash Balance Pension Benefit commence prior to his Normal Retirement Date on an Annuity Starting Date that is the first day of any month coincident with or following his Early Retirement Date. In that event, the Cash Balance Pension Benefit payable shall be equal to an immediate annuity that is the Actuarial Equivalent of the Cash Balance Participant's Cash Account Balance on his Annuity Starting Date.

(b) A Cash Balance Participant who wishes to commence receiving a monthly Cash Balance Pension Benefit prior to his Normal Retirement Date must file an application therefor with the Supervisory Committee not later than thirty (30) days prior to his Annuity Starting Date. Such application shall specify the Annuity Starting Date on which such Cash Balance Pension Benefit shall first be payable.

(c) Nothing contained in the Plan shall be construed to require the payment of any monthly Cash Balance Pension Benefit to any Cash Balance Participant for any month prior to the earlier of the month in which a Normal Retirement Income would commence pursuant to Section 7.5, or thirty (30) days subsequent to the receipt of an application for a Cash Balance Pension Benefit filed pursuant hereto.


7.7  Postponed Retirement Cash Balance Pension Benefit

A Cash Balance Participant may continue as a Cash Balance Participant after his Normal Retirement Date. A Cash Balance Participant who retires on a Late Retirement Date shall be entitled to a Cash Balance Pension Benefit, commencing on the date that is the first day of the month on or after his Late Retirement Date, in an amount equal to his Accrued Benefit as determined on his Late Retirement Date. Pay Credits and Interest Credits shall continue to accrue until the Cash Balance Participant Retires.

A former Cash Balance Participant who is reemployed by the Company or an Affiliate following an Early, Normal or Late Retirement Date and commencement of a Retirement Annuity, shall continue to receive payment of such Retirement Annuity for the duration of his period of reemployment and thereafter as provided by the terms of the Plan. In no event shall such former Cash Balance Participant receive benefits attributable to Service prior to his initial Retirement Date in an amount, or for a duration, less than the amount or duration that such former Cash Balance Participant would have received if he were not reemployed by the Company or an Affiliate. A former Cash Balance Participant who is re-employed by the Company following a distribution to him pursuant to subsection 9.1(c)(1)(E), shall have a Cash Account Balance of zero on his re-employment date.


7.8  Disability Cash Balance Pension Benefit

(a) Eligibility. Any Cash Balance Participant who has incurred a Disability Retirement Date shall be eligible for a Disability Cash Balance Pension Benefit for life, payable in equal monthly installments, commencing on his Normal Retirement Date; provided, however, a Cash Balance Participant may elect to commence receipt of a Cash Balance Pension Benefit pursuant to this Section prior to his Normal Retirement Date on any date following the date he attains age 55.

(b) Amount. The amount of a Cash Balance Participant's monthly Disability Cash Balance Pension Benefit shall be equal to the amount of his Normal Retirement Cash Balance Pension Benefit determined under Section 7.5 and based upon Interest Credits and Pay Credits determined under this Section. A Cash Balance Participant whose employment has terminated as provided in Section 7.8(a) will be credited with the Interest Credits and Pay Credits he would have earned had he continued to be employed by an Employer as a Cash Balance Participant, based upon the annual rate of Compensation in effect for the calendar year in which he incurs his Disability Retirement Date, until the first to occur of (1) his Normal Retirement Date, (2) the date he recovers from his Total Disability, or refuses to provide proof of continued Disability, (3) the date the Plan is terminated,
     (4) the date future benefit accruals under the Plan cease for all Cash Balance Participants, or (5) the date he elects to commence receipt of his Cash Balance Pension Benefit, if he elects to commence receipt of such Benefit prior to his Normal Retirement Date.

     For purposes of determining the Cash Balance Participant's total Pay Credits for the Plan Year in which the Cash Balance Participant's employment terminates due to a Disability Retirement Date, the Cash Balance Participant's Compensation shall include his actual Compensation earned for the portion of the Plan Year prior to his Disability Retirement Date, plus an amount equal to his annual rate of Compensation prorated for the portion of the Plan Year remaining after his termination of employment.

(c) Proof of Disability. The Supervisory Committee, before approving the payment of any Disability Cash Balance Pension Benefit, may require proof in such form as the Supervisory Committee deems appropriate, including the certificate of a duly licensed physician that the Participant has had, currently has, and will continue to have, a Total Disability. The Supervisory Committee may, in its discretion exercised in a non-discriminatory manner, require proof of the continued Disability of the Cash Balance Participant.

(d) Cause of Disability. A Cash Balance Participant will not be entitled to receive a Disability Cash Balance Pension
     Benefit if his Disability is the result of an injury intentionally self-inflicted for the purpose of collecting a benefit hereunder.

(e) Recovery from Disability. If the Supervisory Committee finds that a Cash Balance Participant has recovered from his Disability at any time prior to his Normal Retirement Date, or if a Cash Balance Participant refuses to provide the proof of continued Disability required by the Supervisory Committee pursuant to the last sentence of subsection (c) hereof, then, as set forth in subsection (b) hereof, additional crediting of Interest Credits and Pay Credits shall be discontinued. In making such finding, the Supervisory Committee shall accord all Participants like treatment under the same or similar circumstances

(f) Disability Defined. For purposes of this Article VII only, 'Total Disability' means 'Total Disability' as that term is defined under the long-term disability plan maintained by the Company at the time of the determination. Determinations as to Total Disability shall be made by the Supervisory Committee, in its sole discretion.

(g) Re-employment. If a Cash Balance Participant recovers from a Disability and is re-employed by an Employer, he shall be deemed to have accrued Pay Credits and Interest Credits through the end of the month in which such Disability recovery occurs, and no One-Year Break(s) in Service shall be deemed to have occurred during such period. For calculations under this Section 7.8(g), the Cash Balance Participant's Accrued Benefit shall not be less than if it were based on his Cash Account Balance determined as of the date his Disability commenced.


7.9  Termination of Vested Cash Balance Participant

(a) A Cash Balance Participant who has incurred a Termination Date, other than by reason of a Retirement Date, shall be entitled to receive a Cash Balance Pension Benefit, commencing on his Normal Retirement Date. The annual amount of such Cash Balance Pension Benefit shall be equal to his Accrued Benefit on his Normal Retirement Date.

(b) A terminated Cash Balance Participant eligible for a Cash Balance Pension Benefit under this Section may elect to have his Cash Balance Pension Benefit commence prior to his Normal Retirement Date on an Annuity Starting Date that is the first day of any month coincident with or following his Termination Date. In that event, the Cash Balance Pension Benefit payable shall be equal to an immediate annuity that is the Actuarial Equivalent of the Cash Balance Participant's Cash Account Balance on his Annuity Starting Date.

(c) A Cash Balance Participant who wishes to commence receiving his Cash Balance Pension Benefit prior to his Normal Retirement Date must file an application therefor with the Supervisory Committee not later than thirty (30) days prior to his Annuity Starting Date. Such application shall specify the Annuity Starting Date on which such Cash Balance Pension Benefit shall first be payable.

(d) Nothing contained in the Plan shall be construed to require the payment of any Cash Balance Pension Benefit to any Cash Balance Participant for any month prior to the earlier of the month in which a Cash Balance Pension Benefit would commence pursuant to Section 7.5 or thirty (30) days subsequent to the receipt of an application for a Cash Balance Pension Benefit filed pursuant hereto.

(e) A Cash Balance Participant shall at all times be fully vested in his Cash Balance Pension Benefit.


7.10 Death Benefits

If a Cash Balance Participant dies prior to his Annuity Starting Date, a benefit shall be paid to the Cash Balance Participant's Beneficiary. If such Beneficiary is not the Cash Balance Participant's Spouse, the Beneficiary shall receive, as soon as practicable after the Cash Balance Participant's death, a single-sum payment equal to the Cash Balance Participant's Cash Account Balance as of the Cash Balance Participant's date of death.

If such Beneficiary is the Cash Balance Participant's Spouse, payment of the Accrued Benefit as of the date of death shall be made in the form of a Preretirement Survivor Annuity based on the Attained Age of the Spouse at the Annuity Starting Date. The Preretirement Survivor Annuity shall be payable to the surviving Spouse in equal monthly installments commencing on an Annuity Starting Date elected by the Spouse that is the first day of any month (as elected by the surviving Spouse) following the Cash Balance Participant's death and terminating on the first day of the month in which the surviving Spouse dies; provided, however, in lieu of the Preretirement Survivor Annuity, the spouse may elect to receive, as soon as practicable after the Cash Balance Participant's death, a single-sum payment equal to the Cash Balance Participant's Cash Account Balance determined as of the Cash Balance Participant's date of death.

In no event may the Spouse elect an Annuity Starting Date that is later than the later of (1) what would have been the Participant's Normal Retirement Date and (2) the first day of the first month following the Participant's death. If the Spouse does not elect an Annuity Starting Date, then the Spouse's Annuity Starting Date shall be the later of the dates set forth in the immediately preceding sentence.

'Preretirement Survivor Annuity' shall mean, with respect to the Spouse of a deceased Cash Balance Participant, an amount payable to such Spouse for the life of the Spouse, based upon the Cash Balance Participant's Accrued Benefit at the date of his death. The Preretirement Survivor Annuity shall be a Single Life Annuity that is the Actuarial Equivalent of the Participant's Cash Account Balance at the Participant's death, based on the Spouse's Attained Age as of the Annuity Starting Date. In no event shall the Preretirement Survivor Annuity be less than the amount required by Sections 401(a)(11) and 417 of the Code.


Article VIII.  Maximum Plan Benefits

8.1  General Limitation .

Notwithstanding any other provision of this Plan to the contrary, the annual Pension Benefit provided under this Plan (together with that provided by all other defined benefit plans of the Company and any Affiliate) for any Participant for a limitation year, which shall be the Plan Year, may not exceed the lesser of-

     (a) $135,000 (indexed under rules issued by the Secretary of the Treasury to reflect increases in the cost of living), or

     (b) 100 percent of the Participant's average compensation (as defined in Treasury Regulation Section 1.415-2(d)) during his three consecutive years of participation that produce the highest average, or during all years he was a Participant if less than three.

In no event however, will this limitation reduce the Pension Benefit earned by a Participant prior to the effective date of the Tax Reform Act of 1986, Deficit Reduction Act of 1984, or the Tax Equity and Fiscal Responsibility Act of 1982. Further, the maximum annual benefit for any individual who is a Participant as of the first day of any limitation year beginning after December 31, 1986, shall not be less than the Participant's current Accrued Benefit as of December 31, 1986.

8.2  Early Commencement .

If a Participant's Pension Benefit begins before his Social Security Retirement Age, the $135,000 figure in subsection (a)(1) will be adjusted as required by Code Section 415(b). If a Participant's benefit begins after his Social Security Retirement Age, the $135,000 figure in Subsection (a)(1) shall be adjusted to the maximum extent permitted by Code Section 415(b). The adjustments shall be made in such manner as the Secretary of the Treasury may prescribe in order to comply with Code Section 415.

8.3  Less than Ten Years of Service .

If a Cash Balance Participant has less than ten Years of Service, the percentage limitation in subsection 8.1(a) will be reduced by multiplying the limitation amount by his Years of Service and dividing the results by ten years. If a Participant's years of participation in this Plan is less than ten years, the $135,000 limitation will be reduced by multiplying the limitation amount by his years of participation in this Plan and dividing the results by ten years.


8.4  Non-Single Life Annuity .

If the annual benefit is payable in the form of a benefit other than a single life annuity, the limitations of Section 8.1 shall be adjusted in accordance with Treasury Regulations to be the actuarial equivalent of a single life annuity. For the purpose of the preceding sentence, a benefit payable in the form of a qualified joint and survivor annuity as defined in Code Section 417 shall not be taken into account.


8.5  Non-Applicability .

The limitations of this Article will not apply to a Participant if-

     (1) the total annual retirement benefits payable to the Participant under the Plan and under all other defined benefit plans of the Company and any Affiliate do not exceed $10,000 for the Plan Year or for any prior Plan Year, multiplied by the ratio of the Participant's total Years of Service to ten (such ratio not to be greater than one), and

     (2) the Participant has not participated at any time in any defined contribution plan which the Company or any Affiliate may have maintained.

Article IX.  Payment of Benefits


9.1  Normal and Optional Forms of Benefit

(a)     Normal Form of Payment

     (1) Married Participant. The Pension Benefit payable to a Participant who has a Spouse at his Annuity Starting Date shall be payable as a Qualified Joint and Survivor Annuity, unless the Participant makes a timely election to receive payments pursuant to one of the optional forms of payment described in subsection 9.1(c) below. The Qualified Joint and Survivor Annuity shall be the Actuarial Equivalent of the Accrued Benefit otherwise payable to the Participant pursuant to Article VI or
          Article VII, as applicable. An election by a Participant to receive payments pursuant to subsection 9.1(c) shall only be effective if such Participant's Spouse has consented to such election as provided in subsection 9.1(b). A 'Qualified Joint and Survivor Annuity' means an annuity payable to the Participant for his life, with a survivor annuity payable to his Spouse for the life of such Spouse in an amount equal to 50% of the amount payable during the life of the Participant.

     (2) Unmarried Traditional Participant. The Pension Benefit payable to a Traditional Participant who does not have a Spouse at his Annuity Starting Date shall be payable as a Life and Ten Year Period Certain Annuity unless the Traditional Participant makes a timely election to receive payments pursuant to one of the optional forms of payment described in subsection 9.1(c) below.

     (3) Unmarried Cash Balance Participant. The Pension Benefit payable to a Cash Balance Participant who does not have a Spouse at his Annuity Starting Date shall be payable as a Single Life Annuity unless the Cash Balance Participant makes a timely election to receive payments pursuant to one of the optional forms of payment described in subsection 9.1(c) below.

(b)  Election of an Optional Form of Benefits.

     (1) At least thirty (30) and no more than ninety (90) days prior to a Participant's Annuity Starting Date, the Supervisory Committee shall give such Participant a written notice, in nontechnical terms, of his right to elect not to receive his Pension Benefit pursuant to subsection 9.1(a) and of his right to make an election of an optional form of payment of his Pension Benefit pursuant to Subsection 9.1(c). Such notice shall include a description of (i) the terms and conditions of the normal form of payment under subsection 9.1(a),
          (ii) the Participant's right to make and the effect of an election to waive such form, (iii) the rights of the Participant's Spouse not to consent to such election,
          (iv) the right to make, and the effect of a revocation of such an election, and (v) the optional forms of payment available under subsection 9.1(c).

     (2) The election provided for above may be made by the Participant by giving a written notice of election to the Supervisory Committee at any time during the ninety
          (90) day election period ending on the Participant's Annuity Starting Date. Any such election may be modified or revoked during such election period and shall be automatically revoked if the Participant dies before commencement of payment of his Pension Benefit to him, or if he has no Spouse on his Annuity Starting Date (because of divorce or the Spouse's death).

     (3) Any election by a Participant not to receive payment in the normal form set forth in subsection 9.1(a) shall not take effect unless such Participant's Spouse consents in writing to such election, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public, unless the Participant establishes to the satisfaction of the Supervisory Committee that such consent cannot be obtained because the Spouse cannot be located or because of such other conditions as the Secretary of the Treasury by regulation may prescribe. Any consent by a Spouse (or establishment that the consent cannot be obtained) shall only be effective with respect to that Spouse. Any consent by a Spouse hereunder shall be irrevocable. Any consent by a Spouse hereunder shall be in favor of a specific alternate Beneficiary and/or form of benefit.

     (4) Any election of an optional form of benefit pursuant to subsection 9.1(c), and any designation of a contingent annuitant shall be irrevocable from and after a Participant's Annuity Starting Date.

(c)  Optional Forms of Payment.

     (1) Each of the optional forms of payment described under this subsection 9.1(c) shall be the Actuarial Equivalent of the Participant's Accrued Benefit. Subject to subsection 9.1(b)(3), a Participant may elect the following forms of payment of benefits as provided below:

                    (A)  Life and Ten Year Period Certain. A
               Participant may receive a Pension Benefit payable monthly during his lifetime and, in the event of his death within a period of ten (10) years after the commencement of payments, the same amount shall be payable monthly for the remainder of such ten (10) year period to his Beneficiary or Beneficiaries.

                    (B)  Single Life Annuity. A Participant may
               receive a Pension Benefit payable monthly during his life, ending on the first day of the month during which the death of the Participant occurs.

                    (C)  Joint and Survivor Annuity. A
               Participant may receive a Pension Benefit payable to the Participant for his life with a survivor annuity payable to his Spouse for the life of such Spouse in an amount equal to 50%, 66 2/3 or 100% (as selected by the Participant) of the amount payable during the life of the Participant.

          (D)  Social Security Adjustment.

               (1) Purpose. This option provides for larger payments to the Participant from his Retirement Date to the date Social Security benefits are expected to commence and reduced payments thereafter during the Participant's lifetime. The amount of reduction is equal to the Primary Social Security Insurance Benefit to which the Participant is entitled.

                    The amount of the Primary Social Security
                    Insurance Benefit is the primary insurance amount of the Old Age Insurance Benefits payable to the Participant under the Social Security Act as estimated by the Plan Administrator.

                    The date Social Security benefits are
                    expected to commence is the first day of the month next following the Participant's attainment of his sixty-fifth birthday.

               (2) Amount of Benefit. The increased yearly amount of Pension Benefit payable under this option to the Participant until the attainment of his sixty-fifth birthday shall be equal to the sum of-

                              (A)  the yearly amount of Pension
                         Benefit otherwise payable to the
                         Participant if the Single Life Annuity
                         option were in effect with respect to
                         him, and

                              (B)  the amount of the
                         Participant's expected yearly Primary
                         Social Security Insurance Benefit.

                    The reduced yearly amount of Pension Benefit payable under this option to the Participant during his lifetime after the attainment of his sixty-fifth birthday shall be equal to the excess of-

                         (i)  the increased yearly amount of
                              Pension Benefit payable to the
                              Participant until the attainment of
                              his sixty-fifth birthday, over

                         (ii) the amount of the Participant's
                              expected yearly Primary Social
                              Security Insurance Benefit.

                    In the event the Qualified Joint and Survivor Annuity is in effect on the Participant's Early Retirement Date, the yearly amount of Pension Benefit applicable to the Participant in the form of a temporary annuity is as described above, and the yearly amount applicable in the form of a life annuity, is equal to the excess of the Pension Benefit which is applicable to the Participant when the Qualified Joint and Survivor Annuity is in effect over the product of the Participant's expected yearly Primary Social Security Insurance Benefit and the applicable Social Security Factor. The monthly amount of the Pension Benefit payable to the Participant's Spouse following the Participant's death will be determined as if the Social Security Adjustment Option were not in effect.

                         (3)  Not Available for Employees Hired
                    on or after January 1, 2000. This Option shall be available only to Participants hired prior to January 1, 2000.

                    (E)  Cash Balance Lump Sum.  A Cash Balance
               Participant may receive the Actuarial Equivalent of his Accrued Benefit in a single sum as soon as practicable following his Retirement Date or Termination Date.

                    (2) Notwithstanding paragraph (a) above, in no event will a Participant's Pension Benefit upon Early Retirement or in an optional form of payment be less than the Pension Benefit accrued to December 31, 1999 and adjusted by the appropriate Early Retirement and/or Optional Form of Benefit factors in effect on December 31, 1999.


9.2  Cashout

(a) Notwithstanding any other provision of the Plan, if the present value of a Participant's Accrued Benefit at his Retirement Date or Termination Date is less than or equal to $5,000, or such higher amount as may be permitted under applicable law, the Supervisory Committee shall direct that the present value of his Accrued Benefit be paid in a single sum. The single sum payment will be a full discharge of the Plan's liability to him and any nonvested portion will be treated as a forfeiture.

(b) If a Participant does not have any vested interest in his Accrued Benefit under this Plan on the Termination Date or Retirement Date, the Participant shall be deemed to have received a distribution of his vested Accrued Benefit on such date. Such individual shall cease to be a 'Participant' under the Plan and shall not be a 'Participant' under the Plan for purposes of Section 4006 of ERISA. If an individual who was deemed to have received a distribution under this subsection is rehired, he shall be treated as having repaid such Accrued Benefit on his date of rehire.

(c) If the present value of the benefits payable to an alternate payee under a qualified domestic relations order is less than or equal to $5,000 on the date upon which the alternate payee is entitled to benefits, the alternate payee shall be paid such amount in a single sum regardless of the provisions of the qualified domestic relations order.


9.3  Direct Rollovers of Eligible Distributions

(a) General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Supervisory Committee, to have any portion of an Eligible rollover distribution paid directly to an Eligible retirement plan specified by the distributee in a direct rollover, provided that the Eligible rollover distribution is not less than $200.

(b)  Definitions.

     (1) Eligible rollover distribution. An Eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
          Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (2) Eligible retirement plan. An Eligible retirement plan is an individual retirement account described in Code
          Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's Eligible rollover distribution. However, in the case of an Eligible rollover distribution to the surviving Spouse, an Eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section are distributees with regard to the interest of the spouse or former spouse.

     (4) Direct rollover. A direct rollover is a payment by the Plan to the Eligible retirement plan specified by the distributee.

9.4  Distribution Rules

(a) Commencement of Benefits. Benefit payments shall commence or be paid:

     (1) to a Participant who retires under the Plan on his Retirement Date;

     (2) to a Participant who has a Vested Benefit under the Plan on his Normal Retirement Date or Early Retirement
          Date;

     (3)  to a Cash Balance Participant who elects the Cash
          Balance Lump Sum Option as soon as practicable following his Retirement or Termination Date;

     (4) to a Surviving Spouse of a Traditional Participant entitled to a Traditional Preretirement Survivor
          Annuity as of the date specified in Section 6.6(c); or

     (5) to a Beneficiary of a Cash Balance Participant entitled to a death benefit as of the date specified in
          Section 7.10.

     Retirement Annuity payments shall be payable for the lifetime of the Participant or Surviving Spouse and, except as may otherwise be provided under the Plan, shall cease with the last payment due on or prior to his date of death.

(b) Minimum Distributions. Notwithstanding anything to the contrary contained in this Article VII-

     (1) All distributions under this Plan shall comply with the requirements of subsections (c) and (d).

     (2) All distributions under this Plan shall be made in accordance with Code Section 401(a)(9) and the regulations thereunder. Provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with Code Section 401(a)(9) and the regulations thereunder.

(c) Required Distributions. Despite any other provision of the Plan, a Participant may only elect to receive an optional form of benefit that meets the distribution requirements of this Section.

     (1) A Participant not currently receiving benefits under this Plan who attains age 70-1/2 shall commence receiving benefits on April 1 of the calendar year following the later of:

          (A)  the calendar year in which the
               Participant attains age 70-1/2, and
          (B) the calendar year in which he leaves the employ of the Employer and all Affiliates unless he is a five percent owner (as defined in Section 416 of the Code) of the Employer at any time during the five-Plan Year period ending in the calendar year in which the Participant attains age 70-1/2, in which case this clause (B) shall not apply.

               Notwithstanding the preceding provisions of this subsection, the preceding provisions of this subsection will not apply to a Participant who reaches age
               70-1/2 on or after January 1, 1996 and
               prior to January 1, 1999, unless he
               elects to have such provisions apply to
               him. This election shall not be
               available to any Participant who is a 5% owner (as defined in Section 416 of the Code) of the Employer at any time during the five-Plan Year period ending in the calendar year in which the Participant attains age 70-1/2. The Supervisory
               Committee shall notify any such
               Participant of his right to make such an election. Such election shall be made in writing in the manner and at the time prescribed by the Supervisory Committee.
               If such election is not made by any such Participant, his required distribution date will be April 1 of the calendar year following the calendar year in which he attains age 70-1/2.

     (2) A Participant's benefits will be distributed, beginning not later than the date required pursuant to paragraph
          (1), over the life of the Participant or over the lives of such Participant and his designated Beneficiary, or over a period not extending beyond the life expectancy of such Participant or the joint life expectancy of such Participant and Beneficiary.

     (3) If the distribution of a Participant's benefits have begun in accordance with paragraph (1), and the Participant dies prior to the required commencement date under paragraph (1) but before his entire interest has been distributed to him, the remaining portion of the Participant's benefits will be distributed at least as rapidly as under the method of distribution in effect at the date of his death.

     (4) If a Participant dies prior to the required commencement date and prior to commencement of the payment of benefits, the Participant's benefits will be distributed within five years after the end of the year in which the Participant's death occurs, except as permitted under paragraphs (5) and (6).

     (5)  If-

          (A) any portion of a Participant's benefits are payable to a designated beneficiary;

          (B) such portion will be distributed over the life of such beneficiary or over a period not extending beyond the life expectancy of the beneficiary; and

          (C) such distributions begin not later than the last day of the calendar year following the year of the Participant's death;

          then the portion referred to in subparagraph (5)(C) shall be treated as having been distributed within the time required under paragraph (4).

     (6) If the beneficiary referred to in paragraph (5)(C) is the surviving Spouse of the Participant the date on which distributions are required to begin under paragraph (5)(C) shall not be earlier than the date on which the Participant would have attained age 70-1/2.

     (7) If the distribution of a Participant's benefits begin in accordance with paragraph (1) while the Participant is an Employee, the Participant's required minimum distribution under subsection (b) above shall be paid as a single sum in each calendar year during which the Participant is an Employee, unless in such year the Participant has a Retirement Date and his benefits have commenced in accordance with subsection (b).

(d) Incidental Death Benefit. If a Participant's benefit under this Plan is distributed as an annuity, such annuity may only be payable for a period not to exceed the lifetime of the Participant or the lifetimes of the Participant and his designated beneficiary. If the Participant's beneficiary is not his Spouse, the periodic annuity payments payable to the designated beneficiary may not exceed the 'applicable percentage' of the annuity payments payable to the Participant. The 'applicable percentage' shall be determined pursuant to regulations issued under Code Section 401(a)(9).

(e)  Calculation of Life Expectancies.  Life expectancies of
     Participants and Beneficiaries under this Section 9.4 shall not be subject to recalculation.

Article X.  Administration

10.1 Misstatement

If the age, sex, or any other relevant fact with respect to a Participant or other payee to whom a benefit is payable is misstated, an equitable adjustment shall be made in the benefits paid or to be paid in the future to a Participant or other payee so as to provide the benefits which would have been payable had the correct information been provided initially.

10.2 Determinations by the Supervisory Committee

The Supervisory Committee shall from time to time establish rules for the administration of the Plan. The Supervisory Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision, all in its sole and absolute discretion. The Supervisory Committee shall make all such determinations in a consistent and nondiscriminatory manner. All such determinations shall be conclusive for the purposes of the Plan, subject to the provisions of Section 10.4, and shall be given the maximum possible deference allowed by law.

The Supervisory Committee shall also make, or cause to be made, all reports or other filings necessary to meet the reporting, disclosure, and other filing requirements of ERISA.

10.3 Participant's Responsibilities

The Participant and any other person having rights under the Plan shall provide all information, prescribed forms and proofs which may reasonably be required of him in the administration of the Plan. The Supervisory Committee may require evidence that a payee is living on the date any benefit is due the payee.

10.4 Claims Procedure

Claims for benefits under the Plan may be filed with the Supervisory Committee on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the-claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

10.5 Claims Review Procedure

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Supervisory Committee pursuant to Section 9.4 shall be entitled to request the Supervisory Committee to give further consideration to his claim by filing with the Supervisory Committee (on a form which may be obtained from the Supervisory Committee) a request for a hearing. Such request together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Supervisory Committee no later than 60 days after receipt of the written notification provided for in Section 10.4. The Supervisory Committee shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon five business days written notice to the Supervisory Committee) the claimant or his representative shall have an opportunity to review all documents in the possession of the Supervisory Committee which are pertinent to the claim at issue and its disallowance. Either the claimant or the Supervisory Committee may cause a court reporter to attend the hearing and record the proceedings. In such event a complete written transcript of the proceedings shall be furnished to both pates by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Supervisory Committee within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60-day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

10.6 Plan Qualification

It is intended that the Plan in design and operation will meet the requirements of Code Section 401(a) and of acts amending such Section. If it is determined that such requirements are not being met, the Plan and benefits thereunder may be modified, retroactively if necessary, to satisfy such requirements.

10.7 Indemnity of Supervisory Committee Members

The Company shall indemnify and defend each member of the Supervisory Committee and each of its other employees against any and all claims, loss, damages, expenses (including reasonable attorney's fees), and liability arising in connection with the administration of the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or other employee.

Article XI.  Financing the Plan

11.1 Financing the Plan

(a) Funding. The Plan is funded through the Trust Fund. The Company or other appropriate Employer will make contributions to the Trust in amounts which it determines, after consultation with the actuary for the Plan, are necessary to maintain funding at a level sufficient to provide all benefits under the Plan as they become due.

(b) Credits. Any credits arising from the forfeiture of benefits will not be applied to increase the benefits to which any Participant would otherwise be entitled under the Plan but will be applied to reduce the amount of the contributions which the Company or other appropriate
     Employer would otherwise make to the Plan.

(c) Contributions. Contributions will be paid to the Trust to be held by the Trustee pursuant to the terms of the Trust. The Trustee shall be the custodian of all of the assets and funds of the Trust, shall accept and receive all sums of money paid to it from time to time by the Company pursuant to the terms of the Trust, and shall hold, invest, reinvest, manage and administer those funds and the increment, earnings and income thereof as the Trust Fund for the exclusive benefit of Participants and their Beneficiaries, all pursuant to the Trust. The Trustee shall pay benefits to such persons, at such times, and in such amounts as shall be provided under the Trust. In no event shall the Trustee be under any obligation to make any payment other than from the Trust Fund.

11.2 Nonreversion

     (1) Except as provided in Section 12.2, no Employer shall have any right title, or interest in the contributions made to the Plan, and no part of the Plan assets shall revert to any Employer. However, if a contribution is made to the Plan by any Employer by a mistake of fact then such contribution shall be returned to such Employer within one year after the payment of the contribution.

     (2) All contributions to the Plan are contingent on the deductibility of such contributions. If any part or all of a contribution is disallowed as a deduction under Code Section 404, then to the extent such contribution is disallowed as a deduction it shall be returned to such Employer within one year after the disallowance.

Article XII.  Amendment and Termination

12.1 Amendment to the Plan

The Company shall have the right to amend the Plan in any respect at any time by an instrument in writing duly executed by the Company; provided however, no such amendment shall have any retroactive effect which would reduce a Participant's Accrued Benefit or Vested Benefit as of the date immediately prior to such amendment or otherwise adversely affect benefits already purchased or established for a Participant or other payee except as may be required by applicable provisions of the Code or ERISA or the rules and regulations thereunder.

12.2 Termination of the Plan

The Company shall have the right to terminate the Plan at any time, provided that in the event of such Termination, the benefit of any highly compensated employee (as defined in Code Section 414(q)) and former highly compensated employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4). Upon Termination, the Supervisory Committee shall allocate the assets of the Plan, after first providing for the expenses of the Plan, in the following order:

(a)  In the case of benefits payable as a retirement annuity, to-

     (1)  the smallest benefit payable to each retired
          Participant or Beneficiary of the Plan which was in pay status at least three years before the Termination of the Plan, based on the Plan provisions in effect five years prior to the Termination of the Plan; and

     (2) the smallest benefit which would have been in pay status to each Participant or Beneficiary of the Plan, not included in (1), if the Participant had retired at least three years before Termination of the Plan, based on the plan provisions in effect five years prior to the Termination of the Plan.

(b) To all other benefits not included in (a) and (b) which are payable under the Plan and which are guaranteed under Title
     IV of ERISA.

(c) To all other benefits not included in (a), (b) or (c) which are payable under the Plan and in which Participants are vested.

(d)  To all other benefits which are payable under the Plan.

If the assets available for allocation are insufficient to cover all benefits within a priority class, such assets will be allocated pro rata within that class to the exclusion of succeeding classes.

If the Plan is terminated with respect to a specified class or classes of Participants only, the Supervisory Committee shall determine the portion of the assets of the Plan which is attributable to such class or classes of Participants. The Supervisory Committee shall then allocate such portion of the assets of the Plan to the Participants who are members of the class or classes to which such partial Termination is applicable in the same manner as if the Plan had been terminated with respect to all Participants, after first providing for the expenses applicable to the discontinued portion of the Plan.

Upon Termination or partial Termination of the Plan, the Accrued
Benefit of each affected Participant determined as of the date of such Termination or partial Termination, shall be nonforfeitable to the extent it is then funded.

All assets of the Plan shall be used for the exclusive benefit of Participants and their Beneficiaries and for defraying the reasonable expenses of administering the Plan; provided, however, if and when all liabilities of the Plan have been satisfied, any remaining assets may revert to the Employer.

There shall be no merger or consolidation with, or transfer of assets or liabilities to, any other plan, unless each Participant would, if such other plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

12.3 Restriction on Benefits on Early Termination

(a) Restrictions Prior to January 1, 1994. Notwithstanding any other provisions in the Plan to the contrary, for Plan Years beginning before January 1,1994, the Pension Benefits provided under the Plan for Participants (including subsequently retired Participants) of the Plan who are among the 25 most highly-compensated Employees of the Employer as of the effective date of the Plan, or as of any later date as of which any amendment of the Plan shall increase the retirement benefits hereunder for such Participant (each of which dates shall hereinafter be referred to as a 'Restricted Date'), and whose anticipated annual benefits exceed $1,500, shall be subject to the following restrictions:

     (1) If, on any date prior to ten years after any Restricted Date, the Plan is terminated as respects the Employer, the benefits payable to any Participant in this group from Employer contributions shall not exceed the benefit which can be provided from the greater of the following:

          (A) the Employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the Participant under the Plan as in effect on the day before such applicable Restricted Date had it continued in effect unchanged to such date of termination of the Plan;

                    (B)  $20,000;

          (C)  the sum of-

               (i)  the Employer contributions (or funds
                    attributable thereto) which would have been applied to provide benefits for the Participant under the Plan as in effect on the day before such applicable Restricted Date if it had been terminated on the day before such applicable Restricted Date; and

               (ii) an amount computed by multiplying (I) 20
                    percent of the Participant's average annual earnings, or (II) $10,000, whichever is the lesser, by the number of years elapsing between the applicable Restricted Date and such date of Termination of the Plan; or

          (D) the present value of the benefit guaranteed for such Employees under Section 4022(b) of ERISA.

     (2) If any Participant in this group leaves the employ of the Employer when the full current costs have not been met the funds or benefits from Employer contributions which any Participant in such group may receive (including any funds or benefits from Employer contributions he has already received) shall not, at any time prior to ten years after an applicable Restricted Date, exceed the funds or benefits from Employer contributions which he could receive in accordance with paragraph (1) above if the Plan were terminated at the time he receives such funds or benefits; provided, however, that neither paragraph (2) nor paragraph (1) of this Section 12.3(a) shall restrict the current payment of the full monthly retirement benefits called for by the Plan for any Participant in such group while the Plan is in full effect and its full current costs have been met.

(b)  Restrictions on and after January 1, 1994.

     (1) Restriction. Notwithstanding any other Plan provision to the contrary, for Plan Years beginning on or after January 1, 1994, the payment of Pension Benefits provided under the Plan to or on behalf of a Participant described in paragraph (2) below will be restricted to an amount equal to the payments that would be made on the Participant's behalf under a single life annuity that is the Actuarial Equivalent of the sum of the Participant's Accrued Benefit and the Participant's other benefits (if any) under the Plan and a social security supplement if any, that the Participant is entitled to receive.

     (2) Restricted Participants. The Participants subject to the restrictions set forth in subsection (a) are those Participants who are the 25 Highly Compensated Employees (as defined in Code Section 414(q)) and former Highly Compensated Employees with the greatest Compensation (as defined in Code Section 414(s)) in the current or any prior year.

     (3)  Nonapplicability.  The restrictions in this Section
          12.3(b) will not apply, however, if-

          (A) After taking into account payment to or on behalf of such a Participant of all the existing Pension Benefits payable to or on behalf of the Participant under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of Current Liabilities as defined in Code Section 412(l)(7);

          (B) The value of the benefits payable to or on behalf of the Participant under the Plan is less than 1 percent of the value of Current Liabilities before distribution.

          (C) The value of the Pension Benefit payable to the Participant under the Plan does not exceed $5,000
               (or such greater amount as may be permitted under Code Section 411(a)(11)(A)); or

          (D) The Commissioner of Internal Revenue determines that such restrictions are not necessary to prevent the prohibited discrimination that may occur in the event of an early termination of the Plan.

(c) Definitions. For purposes of this Section 12.3, the following terms shall have the meaning set forth below:

          (1) 'Accrued Benefit' shall have the meaning set forth in Section 2.1.

          (2) 'Actuarial Equivalent' shall have the meaning set forth in Section 2.2.

          (3) 'Benefit' or 'Pension Benefit' shall include among other benefits under the Plan, loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living or former Employee, and any death benefits under the Plan not provided for by insurance on the Employee's or former Employee's life.

Article XIII.  Facility of Payment

13.1 Facility of Payment

If any payee under this Plan is considered by the Supervisory Committee to be legally, physically or mentally incapable of giving a valid release for any payment due, payment of the amounts payable may be made to any person or institution who is then found to be maintaining or have custody of such payee, until claim is made by the duly appointed guardian or other legal representative of such payee. Any payment made in good faith in accordance with this provision shall, to the extent of such payment, constitute a full discharge of any liability to make such payment.

Article XIV.  Assignment of Benefits

14.1 Assignment of Benefits

Except as otherwise prescribed by law or pursuant to a qualified domestic relations order as defined in Code Section 414(p), no payee under the Plan shall have the right to assign, alienate, encumber, or commute any payments hereunder, nor shall any payments hereunder be subject to the debts, contracts, or engagements of any payee or to any judicial process to levy upon or attach the same for the payment of any claim against the payee.

The Supervisory Committee shall be responsible for any determination relating to the qualification, interpretation or administration of a domestic relations order assigning benefits
payable under the Plan.   The Supervisory Committee shall
establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under these orders.

Notwithstanding the provisions contained herein, the benefits payable under the Plan may be offset by an amount set forth in a court order or requirement to pay that arises from (1) a judgment of conviction for a crime involving the Plan, (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of a fiduciary duty under ERISA, or (3) a settlement agreement entered into by the Participant with the Secretary of Labor in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person, provided that such judgment or agreement is issued or entered into on or after August 5, 1997.

Article XV.  Beneficiary

15.1 Designating a Beneficiary

Upon becoming a Participant or any time thereafter prior to his Termination of service, a Participant may, by notice to the Employer, designate a Beneficiary or Beneficiaries to receive such payments or Distributions as may be provided for under the Plan. Such designation may be changed from time to time or revoked, without the consent of any previously designated Beneficiary, by notice to the Employer. No such designation, change or revocation shall be effective unless executed by the Participant and acknowledged by the Employer.

15.2 Nonspouse Beneficiary

The designation of a nonspouse Beneficiary by a married
Participant must be consented to in writing by the Participant's
Spouse in accordance with subsection 9.1(b)(3). In the absence of spousal consent, a married Participant shall be deemed to have designated his Spouse as Beneficiary.

15.3 Plan Designations

If there is no designated Beneficiary to receive any amount that becomes payable to a Beneficiary, or in the event a designated Beneficiary has predeceased the Participant such payments or distributions shall be paid in equal shares to the person or persons in the first surviving class of the following classes of preference beneficiaries-

(a)  Participant's widow or widower,
(b)  Participant's surviving issue per stirpes and not per capita,
(c)  Participant's surviving parents,
(d)  Participant's surviving brothers and sisters,
(e)  Representative of Participant's estate.


15.4 Interpretations

When used herein and, unless the Participant has otherwise specified in his Beneficiary designation, when used in a Beneficiary designation, 'per stirpes' means in equal shares amount living children and the issue, taken collectively, of each deceased child, with such issue taking by right of representation; 'children' means issue of the first generation and 'issue' means all persons who are descended from the person referred to, either by legitimate birth to or legal adoption by him or any of his legitimately born or legally adopted descendants.

Unless the Participant is survived by Beneficiaries designated by him at the time of his death, the automatic Beneficiaries specified above shall become fixed as of the Participant's death so that if a beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death. Any designation of a Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death. Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

Article XVI.  Miscellaneous

16.1 Gender

Words of the masculine gender include the feminine unless the context indicates otherwise.


16.2 Titles

The titles given to the various Sections of the Plan are inserted for convenience of reference only. They are not part of the Plan and shall not be considered in determining the purpose, meaning or intent of any provision thereof.


16.3 Governing Law

Except to the extent preempted by ERISA, the laws of the State of South Dakota shall govern the construction and administration of the Plan.

Article XVII.  Top-Heavy Provisions


17.1 Application of Top-Heavy Provisions

(a)  Single Plan Determination.  Except as provided in subsection
     (b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Benefits of Key Employees and the beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the Section 416 Benefits of all Employees and beneficiaries (excluding former Key Employees), the Plan is top-heavy and the Provisions of this Article shall become applicable.

(b)  Aggregation Group Determination.

     (1) If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the Provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) above.

     (2) If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, the Plan shall not be top- heavy and this Article shall not be applicable.

     (3) The Supervisory Committee shall have responsibility to make all calculations to determine whether this Plan is top-heavy.


17.2 Definitions

(a) 'Aggregation Group' means this Plan and all other plans maintained by the Employers and Affiliates which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code Section 401(a)(4) or Section 410. In addition, at the election of the Supervisory Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by an Employer or an Affiliate if such expanded Aggregation Group meets the requirements of Code Sections 401(a)(4) and 410.

(b) 'Determination Date' means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined or, in the case of the first Plan Year of a new plan, the last day of such Plan Year.

(c) 'Key Employee' means a Participant who is a 'key employee' as defined in Code Section 416(i). Any Employee who is not a key employee shall be a 'non-key employee' for purposes of applying this Article XV.

(d)  'Section 416 Benefit' means-

     (1) the present value of the accrued benefit credited as of a Determination Date to a Participant or beneficiary under the Plan and under any other qualified defined benefit plan which is part of an Aggregation Group;

     (2) the amount credited to a Participant's or beneficiary's account under a qualified defined contribution plan which is part of an Aggregation Group (including amounts to be credited as of the Determination Date but which have not yet been contributed); and

     (3) the amount of Distributions to the Participant or beneficiary during the five-year period ending on the Determination Date other than a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Participant or that is contributed to a plan which is maintained by an Employer or an Affiliate;

     reduced by-

     (4) the amount of rollover contributions (or similar transfers) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group which is attributable to a rollover contribution (or similar transfer) initiated by the Participant and derived from a plan not maintained by an Employer or an Affiliate.

     The present value of the accrued Benefits shall be determined as of the most recent valuation date used for the purposes of Code Section 412 which is within the 12-month period ending on the Determination Date. The accrued benefit of a current Participant shall be determined as if the Participant terminated service as of such valuation date. The funding assumptions to be used in any calculation to determine top- heavy status of the Plan are as follows:
     Interest 5 percent per annum; Post Retirement Mortality: the 1971 Group Annuity Mortality Table set back two years for, Males and eight years for Females.

     The accrued benefit or account of a Participant who was a Key Employee and who subsequently meets none of the conditions of subsection (c) for the Plan Year containing the Determination Date is not a Section 416 Benefit and shall be excluded from all computations under this Article. Furthermore, if a Participant has not performed any services for an Employer or an Affiliate during the five-year period ending on the Determination Date, any accrued benefit of such - Participant (and any account for such Participant) shall not be taken into account in computing top-heaviness under this Article.


17.3 Vesting Requirements

If the Plan is determined to be top-heavy with respect to a Plan
Year under the Provisions of Section 16.1, then a Traditional
Participant's interest in his accrued benefit shall vest in accordance with the following schedule:

     Years of Vesting Service    Vesting Percentage
     -------------------------   ------------------
     Less than 2                          0%
     2 or more but less than 3           20%
     3 or more but less than 4           40%
     4 or more but less than 5           60%
     5 or more                          100%

The vesting Provisions described in this Section shall not apply to a Traditional Participant who does not have an Hour of Service after the Plan becomes top-heavy. If in a subsequent Plan Year the Plan is no longer top-heavy, the vesting provisions that were in effect prior to the time the Plan became top-heavy shall be reinstated; provided, however, that any portion of a Traditional Participant's accrued benefit which was vested prior to the time the Plan was no longer top-heavy shall remain vested, and provided further that a Traditional Participant who has at least three years of vesting Service at the start of such Plan Year shall have the option of remaining under the vesting schedule in effect while the Plan was top-heavy.


17.4 Minimum Accrual Formula

(a) Amount. If the Plan is determined to be top-heavy under the provisions of Section 17.1 with respect to a Plan Year, the accrued benefit when expressed as an Annual Retirement Benefit (as defined below), of a Participant who is not a Key Employee shall not be less than the difference between
     (1) and (2) where-

     (1)  is the product of-

          (A) the number of years of Top-Heavy Service (as defined below); and

          (B) 2 percent of the Participant's average Wages during the period of the five consecutive years of Top-Heavy Service during which the Participant had the greatest aggregate Wages;

          but such product shall not exceed 20 percent of the average Wages; and

     (2) is the amount of the Annual Retirement Benefit that would be provided by the Participant's account balance attributable to Employer contributions under a defined contribution plan which is included in an Aggregation Group.

(b)  Definitions.

     (1) Annual Retirement Benefit means a benefit payable annually in the form of a single life annuity and which commences at age 65. If the benefit is payable in another form or commences at another time, the amount described in subsection (a) above shall be adjusted on an actuarial equivalent basis. Preretirement death benefits shall not cause a reduction in the amount of the benefit.

          The accrued benefit of any Employee other than a Key
          Employee shall be determined-

          (A) under the method which is used for accrual purposes for all plans of the Company and Affiliates, or

          (B) if there is no method described in (A), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section
               411(b)(1)(C).

     (2) Top-Heavy Service means the Years of Service credited to the Participant under the Plan, but determined under the rules of paragraphs (4), (5), and (6) of Code
          Section 411(a) and excluding any Year of Service for any Plan Year ending during such Year of Service during which the Plan was not top-heavy and excluding any Year of Service completed in a Plan Year beginning before January 1, 1984.

     (3) Wages means the Participant's remuneration, as described in Treasury regulation Section 1.415-2(d)(2), received for personal services rendered in the course of employment with Employers and Affiliates, excluding those items described in Treasury regulation Section 1.415-2(d)(3) and without regard to Code Section 125 or 402(e)(3). Wages shall be limited by the limit on compensation imposed under Code Section 401(a)(17) in accordance with the provisions of Section 2.12.


17.5 Collective Bargaining Agreements

The requirements of Sections 17.3 and 17.4 shall not apply with respect to any Employee included in a unit of Employees covered by a Collective bargaining agreement between Employee representatives and an Employer or an Affiliate if retirement Benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Affiliate.

Article XVIII.  USERRA


The following special provisions of this Article shall apply to an Employee or Participant who is reemployed in accordance with the reemployment provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (`USERRA') following a period of qualifying military service (as determined under USERRA):

(a) Each period of qualifying military service served by an Employee or Participant shall, upon such reemployment, be counted toward determining the Employee's or Participant's Service for all purposes of the Plan, including determining the amount of and eligibility for a pension or a death benefit.

(b) For all purposes under the Plan, the Participant shall be treated as having received Compensation from the Employer or an Affiliate based on the rate of Compensation the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant's average rate of Compensation during the 12-month period immediately preceding such period.

(c) If the Plan is amended at any time to allow voluntary contributions by the Participant, the Participant shall be permitted to make up any such voluntary contributions missed during the period of qualifying military service. The Participant shall have a period of time beginning on the date of the Participant's reemployment with the Employer or an Affiliate following his period of qualifying military service and extending over the lesser of (i) the product of three and the Participant's period of qualifying military service, and (ii) five years, to make up such missed voluntary contributions. Compensation shall not be credited to a Participant's voluntary contribution account with respect to any voluntary contribution before such contribution (if permitted) actually is made.

(d) With respect to any contribution made by the Employer or an Affiliate or an Employee in accordance with the foregoing provisions of this Article XVIII:

     (i) such contributions shall not be subject to any otherwise applicable limitation under Code Section 404(a) or 415, and shall not be taken into account in applying such limitations to other Employee or Employer or Affiliate contributions under the Plan or any other plan, with respect to the year in which such contributions are made, and such contributions shall be subject to these limitations only with respect to the year to which such contributions relate and only in accordance with regulations prescribed by the Internal Revenue Service; and

     (ii) the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(26),
          401(m), 410(b) or 416 by reason of such contributions.


IN WITNESS WHEREOF, this Amended and Restated Plan has been executed on behalf of Northwestern Corporation by its duly authorized officer, on this _____ day of ______________, 2000, effective as of January 1, 2000.


                         NORTHWESTERN  CORPORATION


                         By: